                              STOCK PURCHASE AND SALE
                                        AND
                        AGREEMENT AND PLAN OF REORGANIZATION


                                    BY AND AMONG

                         MIAMI COMPUTER SUPPLY CORPORATION,

                       MCSC BUCKEYE ACQUISITION CORPORATION,

                       DREHER BUSINESS PRODUCTS CORPORATION,

                              MATRIX DATA CORPORATION

                                        AND

                               THE NAMED STOCKHOLDERS

                             DATED:   NOVEMBER 19, 1998

                        AGREEMENT AND PLAN OF REORGANIZATION

                                 TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Article   1.0  Certain Definitions. . . . . . . . . . . . . . . . . . . . . 1
          1.1  Certain Definitions. . . . . . . . . . . . . . . . . . . . . 1

Article   2.0  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . 7
               (a)  Organization of MBAC. . . . . . . . . . . . . . . . . . 7
               (b)  Merger of DBPC, MDC and MBAC. . . . . . . . . . . . . . 7
               (c)  Effect. . . . . . . . . . . . . . . . . . . . . . . . . 7
               (d)  Articles of Incorporation . . . . . . . . . . . . . . . 7
               (e)  Capital Stock . . . . . . . . . . . . . . . . . . . . . 7
               (f)  Directors and Officers. . . . . . . . . . . . . . . . . 8
          2.2  Effective Time; Closing. . . . . . . . . . . . . . . . . . . 8
          2.3  Treatment of Capital Stock . . . . . . . . . . . . . . . . . 8
          2.4  Stockholder Rights; Stock Transfers. . . . . . . . . . . . .16
          2.5  Dissenting Shares. . . . . . . . . . . . . . . . . . . . . .16
          2.6  Fractional Shares. . . . . . . . . . . . . . . . . . . . . .17
          2.7  Exchange Procedures. . . . . . . . . . . . . . . . . . . . .17
               (a)  The Exchange. . . . . . . . . . . . . . . . . . . . . .17
               (b)  Non-Surrendered Certificates. . . . . . . . . . . . . .17
               (c)  No Dividends. . . . . . . . . . . . . . . . . . . . . .17
               (d)  No Obligation to Pay Cash or Issue New MCSC Shares. . .18
          2.8  Additional Actions . . . . . . . . . . . . . . . . . . . . .18

Article   3.0  Representations and Warranties of DBPC, MDC and the
               Stockholders . . . . . . . . . . . . . . . . . . . . . . . .18
          3.1  Capitalization; Status and Qualification . . . . . . . . . .18
               (a)  Capitalization. . . . . . . . . . . . . . . . . . . . .18
               (b)  Status and Qualification. . . . . . . . . . . . . . . .19
          3.2  Authorization; Approval. . . . . . . . . . . . . . . . . . .19
          3.3  Financial Statements . . . . . . . . . . . . . . . . . . . .21
          3.4  Undisclosed Liabilities. . . . . . . . . . . . . . . . . . .21
          3.5  Absence of Changes . . . . . . . . . . . . . . . . . . . . .22
          3.6  Title to Assets. . . . . . . . . . . . . . . . . . . . . . .22
               (a)  Title . . . . . . . . . . . . . . . . . . . . . . . . .22
               (b)  Condemnation. . . . . . . . . . . . . . . . . . . . . .22
          3.7  Real Property. . . . . . . . . . . . . . . . . . . . . . . .23
          3.8  Tangible Personal Property . . . . . . . . . . . . . . . . .23
          3.9  Intellectual Property. . . . . . . . . . . . . . . . . . . .24
          3.10 Litigation; Orders . . . . . . . . . . . . . . . . . . . . .25


                                          i

          3.11 Compliance . . . . . . . . . . . . . . . . . . . . . . . . .25
               (a)  Compliance (Non-Environmental). . . . . . . . . . . . .25
               (b)  Compliance (Environmental). . . . . . . . . . . . . . .26
               (c)  Definitions . . . . . . . . . . . . . . . . . . . . . .27
          3.12 Status of Contracts. . . . . . . . . . . . . . . . . . . . .29
               (a)  Status. . . . . . . . . . . . . . . . . . . . . . . . .29
               (b)  Scope . . . . . . . . . . . . . . . . . . . . . . . . .30
               (c)  Normality . . . . . . . . . . . . . . . . . . . . . . .30
               (d)  Affiliated Agreements . . . . . . . . . . . . . . . . .30
               (e)  Power of Attorney . . . . . . . . . . . . . . . . . . .30
               (f)  Pension Obligation. . . . . . . . . . . . . . . . . . .31
          3.13 Assets; Inventory. . . . . . . . . . . . . . . . . . . . . .31
          3.14 Customers and Vendors. . . . . . . . . . . . . . . . . . . .31
          3.15 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
          3.16 Employees; Benefit Plans . . . . . . . . . . . . . . . . . .32
               (a)  Employees . . . . . . . . . . . . . . . . . . . . . . .32
               (b)  Benefit Plans . . . . . . . . . . . . . . . . . . . . .33
          3.17 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .34
          3.18 Subsidiaries; Competing Interests. . . . . . . . . . . . . .34
          3.19 No Pending Transactions. . . . . . . . . . . . . . . . . . .35
          3.20 Broker's or Finder's Fees. . . . . . . . . . . . . . . . . .35
          3.21 Representations Regarding the Common Stock . . . . . . . . .35
          3.22 Ownership of MCSC Common Stock . . . . . . . . . . . . . . .37
          3.23 Transactions with Affiliates . . . . . . . . . . . . . . . .37
          3.24 Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . .38
          3.25 Updating of Schedules. . . . . . . . . . . . . . . . . . . .38
          3.26 Correct Information. . . . . . . . . . . . . . . . . . . . .38

Article   4.0  Representations and Warranties of MCSC . . . . . . . . . . .39
          4.1  Structure; Status. . . . . . . . . . . . . . . . . . . . . .39
               (a)  MCSC. . . . . . . . . . . . . . . . . . . . . . . . . .39
               (b)  MBAC. . . . . . . . . . . . . . . . . . . . . . . . . .39
          4.2  Authority; No Conflict . . . . . . . . . . . . . . . . . . .40
          4.3  Broker's or Finder's Fees. . . . . . . . . . . . . . . . . .40
          4.4  Litigation; Orders . . . . . . . . . . . . . . . . . . . . .40
          4.5  Authorized MCSC Common Stock . . . . . . . . . . . . . . . .41
          4.6  Accuracy and Completeness of Reports . . . . . . . . . . . .41
          4.7  Maintenance Price. . . . . . . . . . . . . . . . . .Attachment

Article   5.0  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .41
          5.1  Covenants of DBPC and MDC. . . . . . . . . . . . . . . . . .41
          5.2  No Solicitation. . . . . . . . . . . . . . . . . . . . . . .44
          5.3  Stockholder Approval . . . . . . . . . . . . . . . . . . . .44


                                          ii

          5.4  Access to Information; Confidentiality . . . . . . . . . . .44
               (a)  Access to Information . . . . . . . . . . . . . . . . .44
               (b)  Confidentiality . . . . . . . . . . . . . . . . . . . .45
          5.5  Consents; Efforts to Consummate. . . . . . . . . . . . . . .46
          5.6  Public Announcements . . . . . . . . . . . . . . . . . . . .46
          5.7  Indemnification. . . . . . . . . . . . . . . . . . . . . . .46
               (a)  Indemnification by the Stockholders . . . . . . . . . .46
               (b)  Indemnification by MCSC . . . . . . . . . . . . . . . .47
               (c)  Limitations on Indemnification. . . . . . . . . . . . .47
               (d)  Notice. . . . . . . . . . . . . . . . . . . . . . . . .47
               (e)  Defense . . . . . . . . . . . . . . . . . . . . . . . .49
               (f)  Exclusive Remedy. . . . . . . . . . . . . . . . . . . .49
          5.8  Existence. . . . . . . . . . . . . . . . . . . . . . . . . .49
          5.9  Articles of Merger . . . . . . . . . . . . . . . . . . . . .49
          5.10 Hart-Scott-Rodino Act Filings. . . . . . . . . . . . . . . .49

Article   6.0  General Matters. . . . . . . . . . . . . . . . . . . . . . .50
          6.1  Survival of Representations and Warranties and Related
               Agreements . . . . . . . . . . . . . . . . . . . . . . . . .50
          6.2  Covenant Not to Disclose . . . . . . . . . . . . . . . . . .50
          6.3  Non-Interference Agreement . . . . . . . . . . . . . . . . .51
          6.4  Use of DBPC's and MDC's Names. . . . . . . . . . . . . . . .51
          6.5  Benefit Plans and Arrangements . . . . . . . . . . . . . . .51
               (a)  Plan Participation. . . . . . . . . . . . . . . . . . .51
               (b)  Employment. . . . . . . . . . . . . . . . . . . . . . .51
               (c)  Employment and Consulting Agreements. . . . . . . . . .52
               (d)  Employee Options. . . . . . . . . . . . . . . . . . . .52
          6.6  Failure to Fulfill Conditions. . . . . . . . . . . . . . . .52
          6.7  Common Stock Restrictions. . . . . . . . . . . . . . . . . .52

Article   7.0  Conditions to Obligations of MCSC and MBAC
               to Consummate. . . . . . . . . . . . . . . . . . . . . . . .53
          7.1  Representations and Warranties . . . . . . . . . . . . . . .53
          7.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . .53
          7.3  Consents and Approvals . . . . . . . . . . . . . . . . . . .53
          7.4  Stockholder Approval . . . . . . . . . . . . . . . . . . . .53
          7.5  Delivery of Documents. . . . . . . . . . . . . . . . . . . .53
          7.6  No Litigation. . . . . . . . . . . . . . . . . . . . . . . .54
          7.7  No Material Change . . . . . . . . . . . . . . . . . . . . .54

Article   8.0  Conditions to Obligations of DBPC, MDC and the
               Stockholders to Consummate . . . . . . . . . . . . . . . . .54
          8.1  Representations and Warranties . . . . . . . . . . . . . . .54


                                         iii

          8.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . .54
          8.3  Consents and Approvals . . . . . . . . . . . . . . . . . . .54
          8.4  Officers' Certificate. . . . . . . . . . . . . . . . . . . .54
          8.5  Payment of Cash and the New MCSC Shares. . . . . . . . . . .54
          8.6  Employment Agreements. . . . . . . . . . . . . . . . . . . .55
          8.7  No Litigation. . . . . . . . . . . . . . . . . . . . . . . .55
          8.8  Delivery of Documents. . . . . . . . . . . . . . . . . . . .55

Article   9.0  Termination. . . . . . . . . . . . . . . . . . . . . . . . .55
          9.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . .55
          9.2  Procedure and Effect of Termination. . . . . . . . . . . . .56
          9.3  Payment of Expenses and Termination. . . . . . . . . . . . .56

Article   10.0 Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .56
          10.1 Further Assurances . . . . . . . . . . . . . . . . . . . . .56
          10.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .56
          10.3 Governing Law. . . . . . . . . . . . . . . . . . . . . . . .58
          10.4 Severability . . . . . . . . . . . . . . . . . . . . . . . .58
          10.5 Entire Agreement; Amendment. . . . . . . . . . . . . . . . .59
          10.6 Assignment, etc. . . . . . . . . . . . . . . . . . . . . . .59
          10.7 Stockholders' Representative . . . . . . . . . . . . . . . .59
          10.8 Counterparts . . . . . . . . . . . . . . . . . . . . . . . .60
          10.9 Transfers to Trusts. . . . . . . . . . . . . . . . . . . . .60
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60


Exhibits:

Exhibit A. . . . . . .   Employment Agreement of Neil Dreher
Exhibit B. . . . . . .   Employment Agreement of James Haskell
Exhibit C. . . . . . .   Employment Agreement of Michael Trebilcock
Exhibit D. . . . . . .   Consulting Agreement of Joseph Dreher
Exhibit E. . . . . . .   Option Grants to Non-Executive Employees of MBAC
Exhibit F. . . . . . .   Opinion of McCarthy, Lebit, Crystal & Haiman Co.,  L.P.A.
Exhibit G. . . . . . .   [RESERVED]
Exhibit H. . . . . . .   Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
Exhibit I. . . . . . .   Indemnification Agreement of Joseph Dreher and Neil Dreher


Schedules:

Schedule 1 . . . . . .   The Stockholders of DBPC and MDC
Schedule 3.2 . . . . .   Third Party Consents
Schedule 3.5 . . . . .   Material Changes
Schedule 3.6 . . . . .   Title to Assets
Schedule 3.7 . . . . .   Real Property
Schedule 3.8A. . . . .   Significant Tangible Personal Property
Schedule 3.8B. . . . .   Leased Personal Property
Schedule 3.8C. . . . .   Restricted Personal Property
Schedule 3.9 . . . . .   Intellectual Property
Schedule 3.10. . . . .   Litigation
Schedule 3.11A . . . .   Non-Compliance - Non-Environmental
Schedule 3.11B . . . .   Non-Compliance - Environmental (Scheduled Conditions)
Schedule 3.12. . . . .   Contracts
Schedule 3.15. . . . .   Taxes
Schedule 3.16A . . . .   Employees
Schedule 3.16B . . . .   Benefit Plans
Schedule 3.17. . . . .   Insurance
Schedule 3.22. . . . .   Ownership of MCSC Common Stock
Schedule 3.23. . . . .   Transactions with Affiliates
Schedule 3.24. . . . .   Bank Accounts
Schedule 4.4 . . . . .   Litigation
Schedule 5.1A. . . . .   Bonuses
Schedule 5.7 . . . . .   Vendor Claims


                              STOCK PURCHASE AND SALE
                                        AND
                        AGREEMENT AND PLAN OF REORGANIZATION


     THIS STOCK PURCHASE AND SALE AND AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of November 19, 1998 (the "Execution Date"), by and among Dreher Business Products Corporation, an Ohio corporation ("DBPC"), Matrix Data Corporation, an Ohio corporation ("MDC"), all of the stockholders of DBPC and MDC respectively, whose names and share ownership amounts and percentages are set forth in Schedule 1, attached hereto and made a part hereof (the "Stockholders"), Miami Computer Supply Corporation, an Ohio corporation ("MCSC") and MCSC Buckeye Acquisition Corporation, an Ohio corporation in organization ("MBAC") to be wholly owned by MCSC as of the Closing Date (as defined in Section 2.2) hereof. DBPC and MDC may be collectively referred to herein as the "Constituent Corporations." Each of DBPC, MDC, the Stockholders, MCSC and MBAC shall be a "Party" hereto and one or more of such Persons shall be deemed to be "Parties" hereto, as the context so requires.

                                    WITNESSETH:

     WHEREAS, DBPC and MDC are in the business of selling computer supplies and accessories to end-users and to dealers (the "Business");

     WHEREAS, the principal offices of DBPC and MDC are located at 21555 Drake Road, Strongsville, Ohio 44136 (the "Premises");

     WHEREAS, the respective Boards of Directors of DBPC, MDC and MCSC have determined that it is in the best interests of their respective companies and their respective stockholders to consummate the business combination transactions provided for herein, including the purchase of the DBPC Common Stock (as defined herein) by MCSC and the subsequent merger of DBPC with and into MBAC and the merger of MDC with and into MBAC (the "Merger"), subject to the terms and conditions set forth herein;

     WHEREAS, the Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

     WHEREAS, the Parties intend that the merger of MDC with and into MBAC constitutes a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a "plan of reorganization" within the meaning of the Code; and

     WHEREAS, the Parties intend that the purchase of the DBPC Common Stock by MCSC will constitute a "Qualified Stock Purchase" within the meaning of Section 338 of the Code, and the

Agreement and Plan of Reorganization
Page 2

merger of DBPC with and into MBAC will constitute a reorganization within the meaning of Section 368(a) of the Code and Section 1.338.-2(c)(3) of the Treasury Regulations;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

     ARTICLE 1.0  CERTAIN DEFINITIONS.

     1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, certain terms are defined throughout the Agreement and shall have the meanings given therein. For purposes of convenience only, the following table sets forth the location in this Agreement where each defined term listed below is defined herein.


Defined Terms                                        Location
-------------                                        --------
"ACP" . . . . . . . . . . . . . . . . .        Section 2.3(b)(i)

"Acquisition Proposal". . . . . . . . .        Section 5.2

"Adjusted Purchase Price" . . . . . . .        Section 2.3(b)(iii)

"Affiliate" and "Affiliated". . . . . .        Section 3.23

"Annual Financial Statements" . . . . .        Section 3.3

"Agreement" . . . . . . . . . . . . . .        First paragraph

"Associate" . . . . . . . . . . . . . .        Section 3.23

"Base". . . . . . . . . . . . . . . . .        Section 2.3(b)(iii)

"Blackout Period" . . . . . . . . . . .        Section 2.3(c)(ii)

"Business". . . . . . . . . . . . . . .        First "Whereas" paragraph

"Business Day". . . . . . . . . . . . .        Section 2.2

"Business Know-How" . . . . . . . . . .        Section 3.9

"CERCLA". . . . . . . . . . . . . . . .        Section 3.11(c)(i)



                                          2

Agreement and Plan of Reorganization
Page 3

"Closing" . . . . . . . . . . . . . . .        Section 2.2

"Closing Date". . . . . . . . . . . . .        Section 2.2

"Code". . . . . . . . . . . . . . . . .        Fifth "Whereas" paragraph

"Confidential Information". . . . . . .        Section 5.4(b)

"Constituent Corporations". . . . . . .        First paragraph

"Damage Claim". . . . . . . . . . . . .        Section 5.7(d)

"Damages" . . . . . . . . . . . . . . .        Section 3.11(c)(ii)

"DBPC". . . . . . . . . . . . . . . . .        First paragraph

"DBPC" Cash Consideration". . . . . . .        Section 2.3(b)(i)

"DBPC Certificates" . . . . . . . . . .        Section 2.7(a)

"DBPC Common Stock" . . . . . . . . . .        Section 2.3(b)(i)

"Demand Registration" . . . . . . . . .        Section 2.3(c)(ii)

"Effective Time". . . . . . . . . . . .        Section 2.2

"Environmental Claim" . . . . . . . . .        Section 3.11(c)(iii)

"Environmental Law" . . . . . . . . . .        Section 3.11(c)(iv)

"Environmental Record". . . . . . . . .        Section 3.11(c)(v)

"ERISA" . . . . . . . . . . . . . . . .        Section 3.16(b)

"ERISA Affiliate" . . . . . . . . . . .        Section 3.16(b)

"Estimated Adjusted Purchase Price" . .        Section 2.3(b)(iii)

"Execution Date". . . . . . . . . . . .        Preamble


                                          3

Agreement and Plan of Reorganization
Page 4

"Extended Premises" . . . . . . . . . .        Section 3.6(b)

"Final Adjusted Purchase Price" . . . .        Section 2.3(b)(iii)

"Financial Statements". . . . . . . . .        Section 3.3

"GAAP". . . . . . . . . . . . . . . . .        Section 2.3(b)(iii)

"Governmental Approval" . . . . . . . .        Section 3.11(c)(vi)

"Governmental Authority". . . . . . . .        Section 3.11(c)(vii)

"Hazardous Substance" . . . . . . . . .        Section 3.11(c)(viii)

"Hazardous Substance Activity". . . . .        Section 3.11(c)(ix)

"Holding Period". . . . . . . . . . . .        Section 2.3(c)(i)

"Immediate Family". . . . . . . . . . .        Section 2.3(c)(i)

"Intellectual Property" . . . . . . . .        Section 3.9

"Interim Financial Statements". . . . .        Section 3.3

"Legal Requirement" . . . . . . . . . .        Section 3.11(c)(x)

"Liens" . . . . . . . . . . . . . . . .        Section 3.2

"Limitation". . . . . . . . . . . . . .        Section 2.3(c)(vii)

"Maintenance Period". . . . . . . . . .        Section 2.3(c)(ix)

"Maintenance Price" . . . . . . . . . .        Section 2.3(c)(ix)

"Material Adverse Effect" . . . . . . .        Section 3.1(b)

"MBAC". . . . . . . . . . . . . . . . .        First paragraph

"MBAC Common Stock" . . . . . . . . . .        Section 2.3(a)

"MCSC". . . . . . . . . . . . . . . . .        First paragraph


                                          4

Agreement and Plan of Reorganization
Page 5

"MCSC Common Stock" . . . . . . . . . .        Section 2.3(b)(i)

"MCSC Group". . . . . . . . . . . . . .        Section 5.7(a)

"MCSC Loss" . . . . . . . . . . . . . .        Section 5.7(a)

"MCSC Preferred Stock". . . . . . . . .        Section 4.1(a)(i)

"MDC" . . . . . . . . . . . . . . . . .        First paragraph

"MDC Certificates". . . . . . . . . . .        Section 2.7(a)

"MDC Common Stock". . . . . . . . . . .        Section 2.3(b)(ii)

"Merger". . . . . . . . . . . . . . . .        Third "Whereas" paragraph

"Multi-Employer Plan" . . . . . . . . .        Section 3.16(b)

"NASDAQ". . . . . . . . . . . . . . . .        Section 2.3(c)(vi)

"New MCSC Shares" . . . . . . . . . . .        Section 2.3(b)(i)

"OGCL". . . . . . . . . . . . . . . . .        Section 2.1(a)

"Party" and "Parties" . . . . . . . . .        First paragraph

"Permitted Liens" . . . . . . . . . . .        Section 3.6(a)

"Person". . . . . . . . . . . . . . . .        Section 3.1(a)

"Plan of Merger". . . . . . . . . . . .        Section 2.2

"Plans" . . . . . . . . . . . . . . . .        Section 3.16(b)

"Premises". . . . . . . . . . . . . . .        Second "Whereas" paragraph

"Purchase Price". . . . . . . . . . . .        Section 2.3(b)(iii)

"PWC" . . . . . . . . . . . . . . . . .        Section 2.3(b)(iii)


                                          5
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Agreement and Plan of Reorganization
Page 6

"PWC Confirmation". . . . . . . . . . .        Section 2.3(b)(iii)

"RCRA". . . . . . . . . . . . . . . . .        Section 3.11(c)(xi)

"Real Property" . . . . . . . . . . . .        Section 3.7

"Real Property Leases". . . . . . . . .        Section 3.7

"Release" . . . . . . . . . . . . . . .        Section 3.11(c)(xii)

"Requesting Stockholder". . . . . . . .        Section 2.3(c)(ix)

"Review Period" . . . . . . . . . . . .        Section 2.3(b)(iii)

"Rights". . . . . . . . . . . . . . . .        Section 3.1(a)

"Scheduled Conditions". . . . . . . . .        Section 3.11(b)

"SEC" . . . . . . . . . . . . . . . . .        Section 2.3(c)(ii)

"SEC Reports" . . . . . . . . . . . . .        Section 3.21(b)

"Securities Act". . . . . . . . . . . .        Section 2.3(c)(ii)

"Shelf Effectiveness Period". . . . . .        Section 2.3(c)(ii)

"Stockholder Group" . . . . . . . . . .        Section 5.7(b)

"Stockholder Loss". . . . . . . . . . .        Section 5.7(b)

"Stockholders". . . . . . . . . . . . .        First paragraph

"Stockholders' Representative". . . . .        Section 10.7

"Stock Contract". . . . . . . . . . . .        Section 3.2

"Surviving Corporation" . . . . . . . .        Section 2.1(b)

"Tangible Personal Property". . . . . .        Section 3.8

"Taxes" . . . . . . . . . . . . . . . .        Section 3.15


                                          6
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Agreement and Plan of Reorganization
Page 7

"Threshold Amount". . . . . . . . . . .        Section 5.7(c)

"Trade Secrets" . . . . . . . . . . . .        Section 3.9

"Trademarks". . . . . . . . . . . . . .        Section 3.9

"Trust" . . . . . . . . . . . . . . . .        Section 3.2

"Withdrawing Stockholder" . . . . . . .        Section 2.3(c)(ix)


     ARTICLE 2.0  THE MERGER.

          2.1  THE MERGER

               (a) ORGANIZATION OF MBAC. Immediately prior to the Closing Date (as defined in Section 2.2 hereof), MCSC shall have organized, as a wholly owned subsidiary, MBAC as an Ohio corporation pursuant to Sections 1701.04 - 1701.13 of the Ohio Revised Code (the "OGCL").

               (b) MERGER OF DBPC, MDC, AND MBAC. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), MCSC shall purchase all of the voting and non-voting shares of common stock of DBPC, MDC shall merge with and into MBAC and DBPC shall merge with and into MBAC in accordance with the provisions of Sections 1701.78,1701.82 and 1701.83 of the OGCL. MBAC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of each Merger, and shall continue its corporate existence under the laws of the State of Ohio as a wholly owned subsidiary of MCSC. The name of the Surviving Corporation shall be changed to "Dreher Business Products Corporation" promptly following the last Merger. Upon consummation of each Merger, the separate corporate existence of each of MDC and of DBPC shall terminate.

               (c) EFFECT. From and after the Effective Time, each Merger shall have the effects set forth in Section 1701.82 of the OGCL.

               (d) ARTICLES OF INCORPORATION. The Articles of Incorporation and Code of Regulations of MBAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

               (e) CAPITAL STOCK. The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of MBAC immediately prior to the Effective Time.

Agreement and Plan of Reorganization
Page 8

               (f) DIRECTORS AND OFFICERS. Except as set forth herein, the directors and officers of MBAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of whom shall hold office in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

          2.2 EFFECTIVE TIME; CLOSING. Each Merger shall become effective upon the close of business on the date of the filing of Articles of Merger and a plan of merger which shall be consistent with the terms of this Agreement ("Plan of Merger") relating to the merger of each of DBPC and MDC with and into MBAC with the Secretary of State of the State of Ohio pursuant to Section 1701.78 of the OGCL, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing of this Agreement (the "Closing") shall take place immediately prior to the Effective Time at 11:00 a.m., Cleveland, Ohio Time, on a Business Day agreed to by MCSC and DBPC following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Articles 7 and 8 of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of McCarthy, Lebit, Crystal & Haiman Co., L.P.A., 1800 Midland Building, 101 West Prospect Avenue, Cleveland, Ohio 44115-1088, or at such other place, at such other time, or on such other date (which date shall not be later than December 15, 1998) as MCSC and DBPC may mutually agree upon. At the Closing, there shall be delivered to MCSC, MBAC and the Stockholders the opinions, certificates and other documents, as applicable, required to be delivered under Articles 7 and 8 hereof. Subject to the fulfillment or waiver at or prior to the Closing of the conditions to its obligations set forth in Articles 7 and 8, at the Closing each of MBAC, DBPC and MDC shall execute and deliver a Plan of Merger and Articles of Merger for filing with the Secretary of State of the State of Ohio. For purposes of this Agreement, a "Business Day" shall be any day (except a Saturday or Sunday) during which banks in the State of Ohio are open for business.

          2.3 TREATMENT OF CAPITAL STOCK. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Stockholder:

               (a) each share of the common stock, no par value per share, of MBAC (the "MBAC Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding and owned beneficially and of record by MCSC; and

               (b)(i) subject to Sections 2.5, 2.6 and 2.7 hereof, all of the voting and non-voting shares of the common stock, no par value per share of DBPC (the "DBPC Common Stock") issued and outstanding immediately prior to the Closing Date shall become, upon delivery of such shares duly endorsed to MCSC, by operation of law, the right of the DBPC Stockholders to receive cash (the "DBPC Cash Consideration") in the amount of twenty three million three hundred

Agreement and Plan of Reorganization
Page 9

thirty three thousand dollars ($23,333,000.00) (subject to adjustment as set forth in Section 2.3(b)(iii)) and an aggregate number of unregistered shares (the "New MCSC Shares") of common stock, no par value per share, of MCSC (the "MCSC Common Stock") determined as set forth in the next sentence. The number of New MCSC Shares to be issued hereunder to the Stockholders of DBPC shall be equal to the quotient of $3,167,000.00 divided by "x," where "x" shall equal the arithmetic average closing price (discarding the one highest price and the one lowest price) for the MCSC Common Stock as reported by the Nasdaq National Market System for the twenty (20) trading days immediately prior to, but not including, November 18, 1998 (the "ACP"). After the purchase of the DBPC Common Stock by MCSC from the DBPC Stockholders and as a result of the Merger of DBPC with and into MBAC, all of the DBPC Common Stock held by MCSC shall be cancelled for no consideration;

               (ii) subject to Sections 2.5, 2.6 and 2.7 hereof, all of the voting and non-voting shares of the common stock, no par value per share of MDC (the "MDC Common Stock") issued and outstanding prior to the Closing Date shall be canceled and become, by operation of law, the right to receive an aggregate amount of cash in the amount of six hundred sixty seven thousand dollars ($667,000.00) and an aggregate number of unregistered New MCSC Shares equal to the quotient of $5,833,000.00 divided by the ACP; and

               (iii) the total of the payments of cash and New MCSC Shares set forth in Sections 2.3(b)(i) and (ii) shall be deemed the "Purchase Price." The Purchase Price shall be increased or decreased, dollar for dollar, by the amount by which the total of the stockholders' equity accounts of DBPC and MDC, in the aggregate, are greater or less than $5,775,000.00 (the "Base") on the Closing Date (the "Adjusted Purchase Price"). The Base, for purposes of the Closing, is estimated to be $342,000.00 and therefore the estimated Adjusted Purchase Price for purposes of the Closing shall be $27,567,000.00 (the "Estimated Adjusted Purchase Price"). Such estimated reduction in the Adjusted Purchase Price shall be allocated solely to the DBPC Cash Consideration which, for purposes of the Closing, shall be $17,900,000.00. PriceWaterhouseCoopers ("PWC") shall, within thirty (30) days following the Closing Date, determine the final Adjusted Purchase Price (the "Final Adjusted Purchase Price") as of the Closing Date in accordance with generally accepted accounting principles ("GAAP") (except that there shall be no accrual for unpaid vacation pay for the purpose of such determination) and confirm the same in a writing delivered to MCSC and to the DBPC Stockholders (the "PWC Confirmation"). The DBPC Stockholders shall have the opportunity to review the PWC Confirmation for a period of ten (10) Business Days after receipt thereof (the "Review Period"). If the DBPC Stockholders disagree with the PWC Confirmation, the Stockholders' Representative shall so notify MCSC in writing on or before 5:00 p.m. of the last Business Day of the Review Period. Within ten (10) Business Days after receipt of the notice of disagreement, MCSC and the DBPC Stockholders shall meet to attempt to resolve the disagreement in good faith. If MCSC and the DBPC Stockholders cannot resolve the disagreement within ten (10) Business Days after their meeting, the independent accounting firm of Arthur Andersen shall be appointed by such Parties to resolve the dispute. Such independent accounting firm shall be directed

Agreement and Plan of Reorganization
Page 10

to render an opinion to such Parties on the matter(s) at issue within a reasonable period of time following their appointment (not to exceed thirty (30) days), which opinion shall be final and binding on such Parties. The difference between the Final Adjusted Purchase Price and the Estimated Adjusted Purchase Price shall be paid by MCSC to the DBPC Stockholders, or by the DBPC Stockholders to MCSC, as appropriate, by wire transfer within five (5) days after: (i) expiration of the Review Period; or (ii) resolution of any disagreement by the Parties; or (iii) receipt by the Party who owes such funds of the opinion of Arthur Andersen, whichever shall be applicable.

               (c)(i) The New MCSC Shares to be received by the Stockholders of DBPC and MDC will be subject to restrictions on transferability and resale for a period of 365 days after the Closing Date (the "Holding Period"), except for sales, gifts or other transfers among the Stockholders and/or their immediate families and/or trusts for the benefit of the Stockholders or such family members, provided that any such sale, gift or transfer must comply with applicable federal and state securities laws and regulations as evidenced by an opinion of counsel of the transferor satisfactory to MCSC addressed to such Stockholder and to MCSC (upon which MCSC and its registrar and transfer agent may rely) and received by MCSC prior to such transfer. For purposes of this Agreement, the term "immediate family" shall include an individual's parents, siblings, children, grandchildren and spouse and any spouse of such siblings, children or grandchildren.

               (ii) MCSC shall prepare and file with the Securities and Exchange Commission (the "SEC") on or before the 320th day subsequent to the Closing Date one registration statement (the "Demand Registration") for all of the New MCSC Shares to be received by the Stockholders hereunder, and shall use its best efforts to have the same to be declared effective by the SEC on or before the 365th day subsequent to the Closing Date. If the Demand Registration is not for an underwritten public offering, it shall be a shelf registration statement on Form S-3 (or such other form as may be appropriate) under Rule 415 (or any successor provision) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and MCSC shall use its best efforts to keep such Demand Registration continuously effective for the period (the "Shelf Effectiveness Period") ending upon the earlier of (i) the second anniversary of the Closing Date, or (ii) such time as all of the New MCSC Shares have been sold, transferred or otherwise disposed of by the Stockholders. If the Demand Registration is a shelf registration and it ceases to be effective for any reason at any time during the Shelf Effectiveness Period, MCSC will use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof and, as soon as reasonably practicable after such cessation of effectiveness, (i) amend the Demand Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness thereof, or (ii) file a new registration statement covering sales of all New MCSC Shares not previously sold, transferred or otherwise disposed of by the Stockholders, for an offering to be made by the Stockholders on a delayed or continuous basis. If a new registration statement is filed pursuant to the preceding requirements, MCSC will use its best efforts to cause it to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective for the reaining portion of the Shelf Effectiveness Period. MCSC may extend the 320

Agreement and Plan of Reorganization
Page 11

day requirement contained in the first sentence of this Section 2.3(c)(ii) by a period of not more than thirty (30) days (the "Blackout Period") if (A) MCSC has filed, or has taken substantial steps toward filing, a registration statement relating to the sale of any MCSC Common Stock in an underwritten offering and the managing underwriter is of the reasonable opinion that the filing of a registration statement with respect to the Demand Registration would adversely affect the offering by MCSC of the MCSC Common Stock, or (B) the Board of Directors of MCSC determines in good faith, by resolution, that the filing of a registration statement, if not so deferred, would materially and adversely affect a then-proposed or pending financial project, acquisition, merger or other corporate transaction; provided, however, that MCSC will promptly give the Stockholders written notice of its determination that an event permitting a Blackout Period has occurred and an approximation of the period of the anticipated delay (and MCSC will not be required to disclose to the Stockholders any material nonpublic information); and provided, further, that the Blackout Period will earlier terminate upon the completion or abandonment of the event permitting the Blackout Period. MCSC will provide prompt written notice to the Stockholders of the end of the Blackout Period. In the event that the Demand Registration is an underwritten offering, if the managing underwriter of such offering advises MCSC and the Stockholders in writing that in its reasonable opinion the aggregate amount of New MCSC Shares requested to be included in such offering by the Stockholders is more than can be sold without materially and adversely affecting the success of such offering, MCSC will include in such registration first, the securities to be offered by MCSC (if any), and then only such aggregate amount of New MCSC Shares which in the reasonable opinion of such managing underwriter cn be sold without such material adverse effect, and such securities shall be allocated among the Stockholders and any other persons or entities having registration rights, pro rata based on the number of shares of MCSC Common Stock requested to be included in such registration by all such holders. If, as a result of such allocation, shares of the Stockholders are not included in the underwritten offering, MCSC shall use its best efforts to promptly register such shares for resale with the SEC on a Form S-3 (or such other form as may be appropriate), and use its best efforts to have the same promptly declared effective by the SEC, which registration shall also constitute a "Demand Registration" for purposes hereof and shall remain effective for the remainder of the Shelf Effectiveness Period and shall otherwise comply with the requirements hereof applicable to a Demand Registration. If the Demand Registration is determined by MCSC, in its sole discretion, to be in the form of an underwritten offering, MCSC shall select the investment banker or manager in its sole discretion. If the Demand Registration is to be underwritten, the Stockholders, in the Demand Registration shall be parties to the underwriting agreement between MCSC and such underwriters and MCSC and such underwriters may, at their option, require that the Stockholders make customary representations and warranties regarding their share ownership and the assets and operations of DBPC and/or MDC prior to Closing for the benefit of such underwriters. No Stockholder may participate in the underwritten Demand Registration unless such Stockholder (A) agrees to sell its New MCSC Shares on the basis provided in any underwriting arrangement approved by MCSC, and (B) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting, and furnishes to MCSC such information as MCSC may

Agreement and Plan of Reorganization
Page 12

reasonably request in writing for inclsion in the registration statement (and the prospectus included therein).

               (iii) Each Stockholder agrees that, if any of such Stockholder's New MCSC Shares are included in an underwritten public offering, such Stockholder will, upon request pursuant to a timely written notice of the underwriter, not effect any public sale or distribution of such New MCSC Shares (except as part of the underwritten public offering) or sales of such shares pursuant to Rule 144, during the seven (7) days prior to and the ninety (90) days after any firm commitment underwritten registration has become effective or, if the managing underwriter advises MCSC in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and MCSC gives notice to such Stockholder of such advice, during a reasonably longer period after such underwritten registration has become effective but in no event longer than one hundred twenty (120) days after such underwritten registration has become effective.

               (iv) MCSC will pay all registration fees and related expenses in connection with the Demand Registration and any other registration of the New MCSC Shares required pursuant hereto, including without limitation, all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers (unless any underwriter agrees to pay such fees and does not include such fees in its underwriting discounts and commissions), fees and expenses incurred in connection with the quotation or listing of the New MCSC Shares, fees and expenses of compliance with state securities or blue sky laws, printing expenses, and fees and expenses of counsel and financial advisors for MCSC and of all independent public accountants of MCSC (including the expenses of any "comfort" letters or updates thereof required by or incident to the foregoing) in connection with such registration, except that underwriting discounts and commissions, and transfer taxes, if any, relating to the New MCSC Shares shall be borne jointly by the selling Stockholders in such proportion as they may agree among themselves.

               (v) MCSC shall immediately notify each Stockholder and any managing underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in any registration statement covering any of the New MCSC Shares pursuant to the requirements hereof (including the Demand Registration), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any Stockholder will promptly prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary

Agreement and Plan of Reorganization
Page 13

to make the statements therein not misleading in the light of the circumstances under which they were made. Each Stockholder agrees (A) that upon receipt of any notice from MCSC of the happening of any event of the kind described above, such holder will forthwith discontinue such holder's disposition of the New MCSC Shares pursuant to the registration statement relating to such securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated above, and if so directed by MCSC, will deliver to MCSC (at MCSC's expense) all copies then in such Stockholder's possession of the prospectus relating to such securities current at the time of receipt of such notice and (B) that each Stockholder will immediately notify MCSC, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Stockholder to MCSC in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

               (vi) MCSC agrees that it shall: (A) before filing the Demand Registration or any other registration statement covering any of the New MCSC Shares pursuant to the requirements hereof, or the related prospectus or any amendments or supplements thereto, furnish to and afford each Stockholder and such Stockholder's legal and financial advisors a reasonable opportunity to review and comment on copies of all such documents proposed to be filed; (B) as promptly as practicable, prepare and file with the SEC such amendments and supplements to the Demand Registration or any other registration statement covering any of the New MCSC Shares pursuant to the requirements hereof and the related prospectus as may be necessary to keep the Demand Registration or other registration statement current and effective as required hereby, and to comply with the provisions of the Securities Act and the regulations thereunder; (C) promptly notify the Stockholders (x) when the Demand Registration or any other registration statement covering any of the New MCSC Shares pursuant to the requirements hereof or any related prospectus or any amendment or supplement has been filed and, with respect to the Demand Registration or any other registration statement covering any of the New MCSC Shares pursuant to the requirements hereof or any post-effective amendment, when the same has become effective, (y) of any request by the SEC for amendments or supplements to the Demand Registration or any other registration statement covering any of the New MCSC Shares pursuant to the requirements hereof or the related prospectus or for additional information, and (z) of any order issued or threatened by the SEC suspending the effectiveness of such Demand Registration or any other registration statement covering any of the New MCSC Shares pursuant to the requirement hereof, or preventing or suspending the use of the prospectus, provided that, MCSC will use all reasonable efforts to prevent the issuance of any such order and, if any such order is issued, will use all reasonable efforts to obtain the withdrawal of any such order as soon as practicable; (D) use its best efforts to have all New MCSC Shares covered by the Demand Registration or any other registration statement covering any of the New MCSC Shares pursuant to the requirements hereof, to be (x) qualified for trading on the National Association of Securities Dealers Automated Quotation -- National Market System ("NASDAQ") and (y) listed or

Agreement and Plan of Reorganization
Page 14

qualified for trading on any other stock exchange or quotation service on which MCSC Common Stock may be listed or qualified for trading during the Shelf Effectiveness Period; (E) promptly furnish to each Stockholder such number of copies of the prospectus covering any of the New MCSC Shares pursuant to the requirements hereof and each amendment and supplement thereto, (including each preliminary prospectus), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the New MCSC Shares; and, (F) if required by applicable law or regulation, use all reasonable efforts to register or qualify the New MCSC Shares covered by the Demand Registration and any other registration statement covering any of the New MCSC Shares pursuant to the requirements hereof under such state securities or "blue sky" laws of such jurisdictions in the United States as any selling Stockholder or the managing underwriter participating in any public offering of the New MCSC Shares shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable the selling Stockholders or underwriter to consummate the disposition of the New MCSC Shares in such jurisdictions; provided, however, that in no event shall MCSC be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified or to execute or file any general consent to service of process under the laws of any jurisdiction.

               (vii) In the event of any registration of any of the New MCSC Shares under the Securities Act pursuant to the requirements hereof, each Stockholder shall furnish to MCSC in writing such information and affidavits as MCSC reasonably requests for use in connection with such registration statement and such Stockholder agrees to indemnify and hold harmless MCSC, its directors, officers, each underwriter and each controlling person of MCSC and such underwriter, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which MCSC, its directors, officers, such underwriter or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the New MCSC Shares were registered under the Securities Act pursuant to the requirements hereof, any preliminary prospectus, amended prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse MCSC, its directors, officers, such underwriter and controlling person for any legal or other expense reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon information relating to DBPC, MDC or such Stockholder furnished to MCSC by such Stockholder expressly for use in any registration statement or prospectus.

Agreement and Plan of Reorganization
Page 15

               (viii) MCSC agrees to indemnify and hold harmless each Stockholder who participates in the Demand Registration or in any other registration required to be filed pursuant to the requirements hereof against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such Stockholder may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the New MCSC Shares were registered under the Securities Act pursuant to the requirements hereof, any preliminary prospectus, amended preliminary prospectus, or final prospectus contained therein, or any amendment or supplement thereto, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Stockholder for any legal or other expense reasonably incurred by such Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action; except in each case to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon information relating to DBPC, MDC or the Stockholders furnished to MCSC by such Stockholder expressly for use in any such registration statement or prospectus.

               (ix) For a period beginning on the 366th day after the Closing Date and ending at midnight on the date which is the 450th day after the Closing Date (the "Maintenance Period"), MCSC will, subject to applicable limitations, prohibitions or restrictions on the payment of the Maintenance Price (as defined below) imposed by federal securities laws (the "Limitation"), upon request of any of the Stockholders (a "Requesting Stockholder"), pay one time only to the Requesting Stockholder an amount equal to the difference between the net sales price received by such Requesting Stockholder from the sale of the New MCSC Shares during the Maintenance Period and the ACP, if and only if such net sales price is less than the ACP (the "Maintenance Price"). Written notice of such request must be in writing and given to MCSC pursuant to Section 10.2 hereof no later than 5:00 p.m. on the 450th day after the Closing Date. Within fifteen
(15) Business Days after receipt of such written notice of a request for payment of the Maintenance Price, MCSC shall notify the Requesting Stockholder in writing of the date upon which MCSC shall pay the Maintenance Price, which date shall not be more than fifteen (15) Business Days after the date of the MCSC written notice. If MCSC shall be unable to pay the Maintenance Price pursuant to the Limitation, such date of payment shall be postponed until fifteen (15) Business Days after the date MCSC shall be able to pay the Maintenance Price without the Limitation and MCSC shall provide to such Requesting Stockholder or Requesting Stockholders an explanation as to why such payment is not capable of being made at such time and when, in MCSC's good faith estimate, such payment could be made. The Requesting Stockholders may provide to MCSC prior notice of their intent to sell their New MCSC Shares and to seek payment of the Maintenance Price. Such notice, if given, must be given at least three (3) Business Days prior to the proposed date of sale to be valid. If valid notice is given, MCSC shall, withn two (2) Business Days after receipt of such notice, inform the Requesting Stockholder as to whether MCSC believes that it will be able to pay the Maintenance

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Agreement and Plan of Reorganization
Page 16

Price hereunder. The Requesting Stockholder shall not be restricted as to the sale of the New MCSC Shares based on the MCSC response to such notice.

     On the day set for the payment of the Maintenance Price, MCSC shall pay the Maintenance Price to the Requesting Stockholder by wire transfer subject to receipt of evidence of the sale and the net sales price of such New MCSC Shares for which the Maintenance Price is requested to be paid, satisfactory to MCSC acting reasonably, together with such other documents as MCSC may reasonably require. If at any time during the Maintenance Period a Requesting Stockholder is legally prohibited from selling all or any portion of his New MCSC Shares or, if MCSC provides notice to the Requesting Stockholder who has given valid prior notice that MCSC is currently unable to pay the Maintenance Price, then in such event, the Maintenance Period shall be automatically extended by the number of days the aforesaid prohibitions were in effect, or until the Business Day after the date MCSC becomes able to pay the Maintenance Price, and all time periods set forth in this Section 2.3(c)(ix) shall be correspondingly moved forward. MCSC shall provide to such Requesting Stockholders notice of the date when it becomes able to pay the Maintenance Price.

          2.4 STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, each Stockholder of the Common Stock of the Constituent Corporations shall cease to be and shall have no rights as a stockholder of the Constituent Corporations, other than to receive the consideration provided under this Article 2.0. After the Effective Time, there shall be no transfers on the stock transfer books of MDC or the Surviving Corporation of shares of MDC Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time by any Stockholder or purported stockholder of DBPC or MDC (other than MCSC or any of its corporate Affiliates), they shall be canceled without the payment of any consideration by the Surviving Corporation or MCSC. Each Stockholder shall become a stockholder of MCSC upon the date of the issuance of the MCSC Common Stock to such Stockholder.

          2.5 DISSENTING SHARES. By virtue of their execution of this Agreement, the Stockholders hereby forever waive any right they may have to dissent from the purchase of the DBPC Common Stock by MCSC or the Merger and demand payment in cash for the fair value of his or her shares of Common Stock of DBPC and/or MDC under Sections 1701.84 and 1701.85 of the OGCL or any similar or successor statute, law, rule or regulation and each of the Stockholders hereby release MCSC, MBAC and the Surviving Corporation and their successors and assigns from any obligation to pay such funds to them thereunder.

          2.6 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of MCSC Common Stock shall be issued to the holders of the Common Stock of the Constituent Corporations. In lieu thereof, the holder of shares of DBPC and/or MDC Common Stock entitled to a fraction of a share of MCSC Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of MCSC Common

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Agreement and Plan of Reorganization
Page 17

Stock by the ACP. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

          2.7  EXCHANGE PROCEDURES.

               (a) THE EXCHANGE. On the Closing Date, MCSC and MBAC shall, upon the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of the Common Stock of DBPC (the "DBPC Certificates") and 100% of the issued and outstanding shares of the Common Stock of MDC (the "MDC Certificates") at the Closing Date, pay to the Stockholders the Purchase Price set forth in Section 2.3(b)(iii) consisting of the cash and New MCSC Shares, (subject to adjustment, as set forth in Section 2.3(b)(iii)). The Stockholders shall be solely responsible for the determination of the allocation of the Purchase Price among the Stockholders as set forth on SCHEDULE 1, hereto, and shall provide to MCSC and MBAC, not less than three (3) days prior to the Closing Date, wire transfer or other instructions regarding the delivery of the Purchase Price. On the Closing Date, there shall be delivered to MCSC and MBAC an indemnification from Joseph Dreher and Neil Dreher, jointly and severally, in the form attached hereto as EXHIBIT I. This indemnity shall be separate and in addition to the indemnities provided in Section 5.7(a), shall survive for a period of ten (10) years from the Closing Date and shall not be subject to any limitation (including, but not limited to, the limitations set forth in Section 5.7(c)).

               (b) NON-SURRENDERED CERTIFICATES. Each outstanding certificate which prior to the Effective Time represented DBPC Common Stock or MDC Common Stock and which is not surrendered by the Stockholders to MCSC and/or MBAC, as applicable, in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to MCSC and/or MBAC, as applicable, be deemed to evidence only the right to receive the consideration set forth in Section 2.3(b) consisting of the cash and New MCSC Shares as set forth in Section 2.4 hereof.

               (c) NO DIVIDENDS. No Stockholder of a certificate theretofore representing shares of DBPC Common Stock or MDC Common Stock shall be entitled to receive any dividends in respect of MCSC Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for cash and/or a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest). In the event that dividends are declared and paid by MCSC in respect of MCSC Common Stock after the Effective Time but prior to the Stockholder's surrender of certificates representing shares of DBPC Common Stock or MDC Common Stock, dividends payable to such Stockholder in respect of whole shares of MCSC Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of DBPC Common Stock or MDC Common Stock.

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Agreement and Plan of Reorganization
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               (d)  NO OBLIGATION TO PAY CASH OR ISSUE NEW MCSC SHARES.  MCSC
and/or MBAC, as applicable, shall not be obligated to pay the cash consideration or deliver a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest) to which the holder of DBPC Common Stock or the MDC Common Stock would otherwise be entitled as a result of the Merger until such Stockholder surrenders the certificate or certificates representing the shares of the DBPC Common Stock or the MDC Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement.

          2.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of DBPC and MDC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, DBPC and MDC and its stockholders, proper officers and directors hereby authorize the directors and officers of the Surviving Corporation to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the names of DBPC and MDC or otherwise to take any and all such action.

          ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF DBPC, MDC AND THE STOCKHOLDERS. DBPC, MDC and the Stockholders represent and warrant to MCSC and to MBAC as follows:

          3.1  CAPITALIZATION; STATUS AND QUALIFICATION.

               (a) CAPITALIZATION. The authorized capital stock of DBPC consists of five hundred (500) shares of DBPC Class A common stock and four thousand five hundred (4,500) shares of DBPC Class B common stock. As of the date hereof, four hundred twenty-five (425) shares of DBPC common stock and four thousand five hundred (4,500) shares of DBPC Class B common stock are issued and outstanding and such shares are owned beneficially and of record by the Stockholders of DBPC as set forth in SCHEDULE 1. The authorized capital stock of MDC consists of seventy-five (75) shares of MDC Class A common stock and six hundred seventy five (675) shares of MDC Class B common stock. As of the date hereof, seventy five (75) shares of MDC Class A common stock and six hundred and seventy five (675) shares of MDC Class B common stock are issued and outstanding and such shares are owned beneficially and of record by the Stockholders of MDC as set forth in SCHEDULE 1. All outstanding shares of DBPC and MDC Common Stock have been duly authorized and validly issued and are, or will, at the Closing be, fully paid and nonassessable, and none of the outstanding shares of DBPC and MDC Common Stock

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Agreement and Plan of Reorganization
Page 19

has been issued in violation of any law, regulation or policy of any Governmental Authority (as defined in Section 3.11(c)(vii)), their respective Articles of Incorporation, Code of Regulations, the terms of any agreement to which DBPC, MDC or the Stockholders are a party or are bound or the preemptive rights of any individual, partnership, proprietorship, corporation, limited liability company, joint venture, trust or other similar entity or Governmental Authority or court (a "Person"). There are no Rights authorized, issued or outstanding with respect to the capital stock of DBPC or MDC. For purposes of this Agreement, "Rights" shall mean any warrants, options, rights, convertible or exchangeable securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or ownership interests.

               (b) STATUS AND QUALIFICATION. Each of DBPC and MDC is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Ohio, has the full power and authority to carry on its business as it is currently being conducted and to own, lease and operate the property and the assets that it now owns, leases and operates and to execute, deliver and perform this Agreement and the transactions contemplated hereby. Each of DBPC and MDC has qualified as a foreign corporation, is in good standing, has obtained all licenses, permits or other authorizations and has taken all other actions required by or under the laws of all jurisdictions and all governmental regulations where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or prospects of each of DBPC and MDC ("Material Adverse Effect"). Each of DBPC and MDC has heretofore delivered to MCSC true and complete copies of its Articles of Incorporation, Code of Regulations, as amended, as in effect as of the date hereof, and its stock transfer books.

          3.2 AUTHORIZATION; APPROVAL. Except for the Rita M. Dreher Trust, as amended or supplemented (the "Trust"), the Stockholders are adult residents of the State of Ohio and citizens of the United States of America and are legally competent to execute, deliver and perform this Agreement under the laws thereof. The Trust is a validly created, subsisting, irrevocable Ohio trust that has the full power and authority to own, hold, transfer, sell, convey and operate the property and assets that it now owns, operates and intends to sell, transfer and convey hereby, and the trustee acting for the Trust has the legal power and authority to execute, deliver and perform this Agreement and the transaction contemplated hereby. The trustee of the Trust has been validly appointed (which appointment has not been revoked, rescinded or expired), is acting pursuant to the express terms and conditions of said Trust and applicable law and is duly authorized to execute, deliver and perform this Agreement and the transactions contemplated hereby and no other act is required to be taken by him by law to do so. Each Stockholder owns and has or will, on the Closing Date have, an unqualified right to sell and shall transfer to MCSC or to MBAC, as may be required hereunder, at the Closing upon surrender of his certificates therefor, and MCSC and MBAC will receive good, valid and marketable title to the DBPC and MDC Common Stock, free and clear of any and all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, title defects or other encumbrances or restrictions of any nature ("Liens"). Other than this Agreement, and upon delivery at the Closing, the DBPC and MDC Common Stock

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Agreement and Plan of Reorganization
Page 20

will not be subject to any stockholders' agreement or voting trust agreement or understanding, whether in writing or oral, including without limitation, any mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, proxy, purchase, sale or other agreement relating to the DBPC and MDC Common Stock (a "Stock Contract"), including any Stock Contract restricting or otherwise relating to the voting or disposition of the DBPC and MDC Common Stock. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by DBPC and MDC have been duly and effectively authorized by all necessary action, corporate or otherwise, of each such corporation. This Agreement is a valid, legally binding and enforceable obligation of DBPC and MDC and the Stockholders, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Board of Directors of DBPC and MDC has been delivered to MCSC, and such copies are complete and correct and such resolutions are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. Except for the filing and waiting period attendant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 14 U.S.C. 18A, as added by Section 201 of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, if applicable, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by DBPC and MDC and the Stockholders will not: (i) require the notice or filing with, or approval or consent of any governmental or regulatory body except for the filing of Articles of Merger with the Secretary of the State of Ohio pursuant to Section 1701.81 of the OGCL; (ii) except for SCHEDULE 3.2, the consent of the Stockholders of DBPC and MDC and, if deemed necessary or appropriate by MCSC, the consent of the stockholders of MBAC and/or of MCSC, and except for consents to assignment of the contracts described in Schedule 3.12, require the approval or consent of any other person or entity; (iii) violate any provision of such Constituent Corporation's Articles of Incorporation or Code of Regulations, as amended; (iv) violate, conflict with or result in a modification of the effect of, or otherwise give any other contracting Party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance or any adverse claim upon any property or assets of DBPC or MDC, under (a) any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or Governmental Authority (as defined in Section 3.11(c)(vii)), or (b) any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, franchise, permit, understanding, arrangement, agreement or restriction of any kind or character which is not satisfied or extinguished at or prior to the Closing; (v) violate any statute, law or regulation as such statute, law or regulation relates to DBPC or MDC or their respective Business; or (vi) result in the creation of any adverse claim on DBPC or MDC or any of their respective property or assets.

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Agreement and Plan of Reorganization
Page 21

          3.3 FINANCIAL STATEMENTS. DBPC and MDC have delivered to MCSC true, complete, accurate and correct copies of their balance sheets for the years ended December 31, 1997, 1996 and 1995, and the related statements of income, retained earnings and cash flows as well as the notes thereto (the "Annual Financial Statements"). DBPC and MDC have delivered to MCSC a true, correct, complete and accurate copy of their unaudited balance sheet and related statements of income, retained earnings, and cash flows for the nine months ended September 30, 1998 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements are collectively referred to herein as the "Financial Statements." The Annual Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of each of DBPC and MDC at such dates and for such periods in accordance with GAAP consistently applied during the periods indicated. The Interim Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of each of DBPC and MDC at such dates and for such periods and are true, correct and complete in all material respects and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of those financial statements. The statements of income included in the Financial Statements do not contain any items of special or non-recurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified herein.
Except as described on such Financial Statements there has been no change by DBPC o MDC in any method of accounting or keeping of its books of account or accounting practices for the three-year period ended on December 31, 1997. Each of DBPC and MDC shall continue to provide to MCSC unaudited balance sheets, statements of income and cash flows within twenty-five (25) calendar days after the end of each month prior to the Closing or termination of this Agreement.

          3.4 UNDISCLOSED LIABILITIES. The Financial Statements of each of DBPC and MDC reflect and disclose any and all material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise of each of DBPC and MDC. Neither DBPC nor MDC has any indebtedness, liability, claim, loss, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise which is not reflected in the Financial Statements. To the best of their knowledge after due inquiry, except as set forth on SCHEDULE 3.4, the Stockholders do not know and have no reason to know of any basis for the assertion against either of DBPC or MDC of any liability or obligation not fully reflected in the Financial Statements.

          3.5 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 3.5, since December 31, 1997, (a) there has not been, other than changes in the ordinary course of business that in the

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Agreement and Plan of Reorganization
Page 22

aggregate have not been material or adverse, (i) any change which would have a Material Adverse Effect on the financial position, results of operations, assets, liabilities, net worth, Business or prospects of either of DBPC or MDC, or (ii) any other event or condition of any character (whether or not covered by insurance) that has had or will or is likely to have a Material Adverse Effect on the properties, Business or prospects of either of DBPC or MDC or the financial position, results of operations, or net worth of either of them, apart from events or conditions affecting the economy or the computer supply industry generally and (b) since such date, each of DBPC and MDC has conducted its business only in the ordinary course and has not acquired or disposed of any material assets (other than inventory acquired or disposed of in the ordinary course of business) or engaged in any material extraordinary transactions except as otherwise permitted by any other provision of this Agreement.

          3.6  TITLE TO ASSETS.

               (a) TITLE. Except as set forth on SCHEDULE 3.6, at the Closing, each of DBPC and MDC will own and have good and marketable title to all of their respective properties and assets, free and clear of restrictions on or conditions to transfer or assignment, liens, pledges, charges, encumbrances, claims, easements, security interests, covenants, title defects or objections or restrictions of any kind, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements or other Liens, except for Permitted Liens. "Permitted Liens" means (i) liens shown on the balance sheet in the Financial Statements as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due, and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair their respective operations and do not preclude or materially adversely affect the continued use of the property to which they relate as used in the operation of the Business of each of DBPC and MDC as currently conducted.

               (b) CONDEMNATION. Neither DBPC nor MDC has received any notice from any Governmental Authority having jurisdiction over the Premises or any other office or warehouse locations of each of DBPC and MDC (the Premises and such other office or warehouse locations being collectively referred to herein as the "Extended Premises") that the Extended Premises are presently the subject of any condemnation, special assessment or similar charge or proceeding, and, to the best knowledge of each of DBPC and MDC and the Stockholders no such condemnation, special assessment or charge is currently threatened or contemplated.

          3.7 REAL PROPERTY. SCHEDULE 3.7 sets forth a list and summary description of (i) all of the real property which is used in the Business of each of DBPC and MDC, including without limitation, all land, buildings and other structures and improvements and fixtures located on such land (collectively, the "Real Property"), and a description of each parcel of such land, and (ii) all leases, subleases or other agreements which allow the use or occupancy of the Real Property, or any

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Agreement and Plan of Reorganization
Page 23

portion thereof, or which give or grant any rights therein (collectively, the "Real Property Leases"). All of the Real Property Leases, true and correct copies of which (including all amendments or extensions thereto) have been delivered to MCSC, are in effect, and neither DBPC nor MDC is in material default thereunder and neither DBPC nor MDC has received or sent any notice of any default under or with respect to any provision thereof. Other than the landlord's consent to assignment required under the Real Property Leases, there are no approvals or consents of any persons or entities which are required in order to assign any Real Property Leases. The Premises, as previously defined, or the use thereof, does not violate the material provisions of any applicable Environmental Laws (as defined in Section 3.11(c)(iv)), or the material provisions of any trade, criminal, building code, fire, health or safety or other governmental ordinances, orders or regulations and each of DBPC and MDC is in material compliance with all applicable laws, regulations, ordinances, orders, rules and restrictions relating to their respective use of the Premises. All structures and improvements located on the Premises are in workable and useable condition and repair (excepting ordinary wear and tear) and are suitable for the uses for which they were intended and are used. The operations conducted on any of the Premises, whether now or in the past, does not violate the rights of any Person with respect to such property or with respect to any other property. Neither DBPC, MDC nor the Stockholdrs have any knowledge of and have not received any notice in regard to the foregoing and is not aware of any state of facts or situation which, with notice or the passage of time or otherwise, would constitute such a violation.

          3.8 TANGIBLE PERSONAL PROPERTY. SCHEDULE 3.8A includes the fixed asset schedules of DBPC and MDC as of June 30, 1998 which lists each item of tangible personal property (other than inventory) owned by each of DBPC and MDC that have not been fully depreciated. SCHEDULE 3.8B lists each item of tangible personal property leased by each of DBPC and MDC (other than pursuant to individual leases having an annual rental of less than $5,000 or which are terminable by either DBPC or MDC, as applicable, within 90 days of the date hereof without penalty) (the tangible personal property owned and leased by each of DBPC and MDC is hereinafter collectively referred to as the "Tangible Personal Property"). The Tangible Personal Property, together with other tangible personal property owned or used by either DBPC or MDC, as applicable, and owned by Persons providing services to either DBPC or MDC, as applicable, constitutes substantially all of the tangible personal property used in the operation of the respective Business of either DBPC or MDC, as applicable, and constitutes substantially all tangible personal property necessary to conduct the respective Business of either DBPC or MDC, as applicable, as presently conducted by either of them. Except as set forth on SCHEDULE 3.8C, all the Tangible Personal Property is located at the Real Property (except for inventory in transit or on consignment) and there is no material tangible personal property located at the Real Property which is not owned or leased by either DBPC or MDC, as applicable. Except as set forth in SCHEDULE 3.8C, the Tangible Personal Property is in all material respects in working order, ordinary wear and tear excepted. All leased Tangible Personal Property of either DBPC or MDC, as applicable, is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

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Agreement and Plan of Reorganization
Page 24

          3.9 INTELLECTUAL PROPERTY. DBPC and MDC have delivered to MCSC true, complete and accurate copies of their customer, vendor and supplier lists.
SCHEDULE 3.9 contains an accurate and complete list, including supporting documentation, of all (i) registered and unregistered: trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers (the "Trademarks"); patents; copyrights; and other trade secrets (the "Trade Secrets") used in the Business of DBPC and MDC as currently conducted in any jurisdiction in which either of DBPC or MDC, as applicable, operates or does business, and (ii) licenses, permissions, software and other agreements relating to (a) technology, (b) Business Know-How or (c) processes used in and/or sold in connection with the Business of DBPC and MDC, which either of DBPC or MDC, as applicable, is licensed or authorized to use by others, including vehicle licenses and customary software licenses ((i) - (ii) above collectively referred to herein as the "Intellectual Property"). "Business Know-How" means all know-how recorded on paper or other media forms, finished product specifications, product registrations, records relating to the adoption and use of the Intellectual Property (as defined above), marketing plans, sales records and histories, market research data, promotional advertising and marketing materials, radio, television and Internet commercials, Internet web sites, software, print advertisements, customer lists, label and shipping carton dies, designs, films, photography, mechanical art, color separations, prints, plates, and graphic materials, permits and licenses, and inventory records, used in or necessary to conduct the Business as currently conducted. In regard to the Intellectual Property, and except as set forth on SCHEDULE 3.9, (i) the patents, Trademarks and the copyrights are valid, subsisting and enforceable, are duly recorded in the name of either of DBPC or MDC, as applicable, and can be recorded in the name of MBAC, (ii) to the best knowledge and belief of DBPC, MDC and the Stockholders, each of DBPC and MDC has, and after the Closing MBAC will have, the sole and exclusive ownership and full right, free from any Liens, to use the Intellectual Property and applications therefor, and (iii) the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on SCHEDULE 3.9, within the last ten (10) years, no claims have been asserted by any entity or Person with respect to the ownership, validity, enforceability or use of or challenging or questioning the validity or effectiveness of any of the Intellectual Property. Furthermore, to the actual knowledge and belief of DBPC, MDC and the Stockholders, the use or other exploitation of such Intellectual Property by either of DBPC or MDC, as applicable, does not infringe or dilute the rights of any other entity or person; and neither DBPC, MDC nor any of the Stockholders have knowledge of any other entity or person infringing the rights of DBPC or MDC with respect to such Intellectual Property.

          3.10 LITIGATION; ORDERS. Except as set forth on SCHEDULE 3.10, there are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of DBPC, MDC and the Stockholders, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against DBPC, MDC or the Stockholders (or any one of them) which: (i) restrain or prohibit or which may restrain or prohibit, or otherwise affect, the consummation of the transactions contemplated hereby; (ii) affect or which may affect DBPC or


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Agreement and Plan of Reorganization
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MDC with respect to the Merger; or (iii) affect or might affect the Business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of either of DBPC or MDC, as applicable. Neither DBPC or MDC nor any of their respective property or assets is subject to any judgment, arbitration award, order or decree. There are no petitions pending by, against or on behalf of DBPC, MDC or the Stockholders under any applicable bankruptcy or insolvency laws.

          3.11 COMPLIANCE.

               (a)  COMPLIANCE (NON-ENVIRONMENTAL).  Except as set forth in
SCHEDULE 3.11A to the best knowledge and belief of DBPC, MDC and the Stockholders after due inquiry, DBPC and MDC and their respective officers, directors and employees have all material licenses, permits, approvals and other authorizations and have made all filings and registrations that are necessary in order to enable DBPC and MDC to conduct their respective Business as it is now being conducted, where failure to comply would have a Material Adverse Effect. To the best knowledge and belief of DBPC, MDC and the Stockholders after due inquiry, DBPC and MDC and their respective officers, directors and its employees have materially complied and are in material compliance with all material laws, regulations and ordinances that are applicable to their respective Business as now being conducted or are applicable to any of their respective assets or properties, including, without limitation, all laws, regulations and ordinances relating to or regulating the safe and proper conduct of business, consumer protection, trade practices, franchises, licensing requirements, environmental, wage and hour, antitrust, taxes, currency exchange, debt collection, equal opportunity, public accommodation and services, sanitation, fire, zoning, building, labor, occupational health and safety, pension, securities, trademark or copyright. Neither DBPC nor MDC has received notification in the last five
(5) years of any asserted present or past failure to so comply; and, there are no actions threatened or, to the actual knowledge and belief of DBPC, MDC or the Stockholders, likely to be commenced against either of DBPC or MDC alleging any material violation of or non-compliance with any of such laws, regulations or ordinances. Attached as Schedule 3.11A are all reports relating to the Business or the Premises received within the last three (3) years by DBPC and MDC from any Governmental Authority or from any consultants regarding compliance with the regulations of the Occupational Safety and Health Administration, the Equal Employment Opportunity Comission, or the U.S. Department of Labor or any equivalent state agency. To the best knowledge and belief of DBPC, MDC and the Stockholders after due inquiry, the terms and conditions and circumstances of the employment of employees of DBPC an MDC, including former, leased and inactive employees, comply, and at all times have complied, to the extent material, with applicable laws and regulations (including any federal, state or local laws relating to taxation, employee benefits, wage-hour, health and safety, nondiscrimination and labor relations).

               (b) COMPLIANCE (ENVIRONMENTAL). Except as set forth in SCHEDULE 3.11B (the "Scheduled Conditions"), DBPC, MDC and the Stockholders represent and warrant to MCSC and MBAC that:


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Agreement and Plan of Reorganization
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                    (i) DBPC, MDC and the Premises comply in all material
respects with any applicable Environmental Law;

                    (ii) To the actual knowledge and belief of DBPC, MDC and the Stockholders, DBPC and MDC have obtained all Governmental Approvals required for the operation of each of DBPC and MDC at the Premises under any material applicable Environmental Law;

                    (iii) Neither DBPC nor MDC has any actual knowledge of any other person who has, created or caused any Release, threatened Release, or disposal of any Hazardous Substance at the Premises in any material quantity and the Premises are not adversely affected by any Release, threatened Release, or disposal of a Hazardous Substance originating or emanating from any other property;

                    (iv) the Premises does not contain any: (A) underground storage tank, (B) material amounts of asbestos-containing building material, (c) landfills or dumps, (D) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (E) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

                    (v) neither DBPC nor MDC has used any material quantity of any Hazardous Substance at the Premises nor have they conducted any Hazardous Substance Activity on the Premises;

                    (vi) neither DBPC nor MDC has any material liability for remediation, response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law; neither DBPC nor MDC is subject to, has any notice or knowledge of, and is not required to give any notice of any Environmental Claim involving either of DBPC or MDC or the Premises; there are no conditions or occurrences at the Premises of which either of DBPC or MDC or its Stockholders are aware which could form the basis for an Environmental Claim against either DBPC or MDC;

                    (vii) the Premises is not subject to any imminent, restriction on the ownership, occupancy, use, or transferability of the Premises in connection with any (A) Environmental Law or (B) Release, threatened Release, or (c) disposal of a Hazardous Substance;

                    (viii) to the actual knowledge and belief of DBPC, MDC or the Stockholders, there are no conditions or circumstances at the Premises which pose a risk to the environment or to the health and/or safety to or of persons; and


                                          26
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Agreement and Plan of Reorganization
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                    (ix) each of DBPC and MDC has provided or otherwise made
available to MCSC any Environmental Record concerning DBPC, MDC and the Premises which each of DBPC and MDC possesses.

               (c) DEFINITIONS. For purposes of this Agreement, the following terms as used herein shall have the following meanings:

                    (i) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., and any future amendments.

                    (ii) "Damages" shall mean all damages, and includes, without limitation, compensatory damages, consequential damages, punitive damages, liabilities, costs, expenses, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, arbitration expenses, consultant fees and expenses, attorneys' and paralegals' fees and expenses, and litigation expenses.

                    (iii) "Environmental Claim" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim in connection with the Extended Premises (whether administrative, judicial, or private in nature) arising (A) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (B) in connection with any Hazardous Substance or actual or alleged Hazardous Substance Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law or other order of a Governmental Authority or (D) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                    (iv) "Environmental Law" shall mean any past or current Legal Requirement pertaining to (A) the protection of health, safety, and the indoor or outdoor environment, (B) the conservation, management, or use of natural resources and wildlife,(C) the protection or use of surface water and groundwater, (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance or (E) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended 29 USC 651 et seq., Oil Pollution Act of


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Agreement and Plan of Reorganization
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1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act
of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., and any similar state law, including but not limited to the Ohio program for voluntary real estate reuse and cleanup (Amended Substitute
Senate Bill 221 signed into law on June 24, 1994), the Ohio air pollution control laws, Ohio Revised Code Sections 3704.01-3704.99 and 3706.01-3706.99, the Ohio labeling of hazardous substances laws, Ohio Revised Code Sections 3716.01-3716.99, the Ohio solid and hazardous waste laws, Ohio Revised Code Sections 3374.01-3734.99, and the Ohio water pollution control laws, Ohio Revised Code Sections 6111.01-6111.99 and any amendment, rule, regulation, order, or directive issued thereunder.

                    (v) "Environmental Record" shall mean any document, correspondence, pleading, report, assessment, analytical result, Governmental Approval, or other record concerning a Hazardous Substance, compliance with an Environmental Law, and Environmental Claim, or other environmental subject.

                    (vi) "Governmental Approval" shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, covenant not to sue, release, no further action letter, exemption, decision, action or approval or non-disapproval of a Governmental Authority.

                    (vii) "Governmental Authority" shall mean any federal, state, regional, county, or local person or body having governmental or quasi-governmental authority or a sub-division thereof.

                    (viii) "Hazardous Substance" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is classified or regulated as hazardous or toxic under any Environmental Law, and includes, without limitation, asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof).

                    (ix) "Hazardous Substance Activity" shall mean any activity, event, or occurrence involving a Hazardous Substance, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Substance.

                    (x) "Legal Requirement" shall mean any treaty, convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgment, order, consent decree, or other requirement of any Governmental Authority.


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Agreement and Plan of Reorganization
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                    (xi) "RCRA" shall mean the Solid Waste Disposal Act, as
amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., and any future amendments.

                    (xii) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, of any Hazardous Substance, including, without limitation, the abandonment or discharge of such Hazardous Substances in or from barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substance.

          3.12 STATUS OF CONTRACTS.

               (a) STATUS. Except as listed on SCHEDULE 3.12 and except for purchase orders made in the ordinary course of business, neither DBPC nor MDC is party to and is bound by any material contract which is not terminable by either of DBPC or MDC, as applicable, upon thirty (30) days written notice without penalty, whether or not in the ordinary course of business, and including, without limiting the generality of the foregoing, leases, mortgages, union contracts, employment agreements, agreements for the sale or distribution of its services or products, vendor contracts, supply contracts, license agreements, service agreements and other agreements or instruments. To the best knowledge of DBPC, MDC and the Stockholders, after due inquiry, there are no material defaults under any contract to which either of DBPC or MDC, as applicable, is a Party, nor has any event occurred which, after the giving of notice or, with the passage of time, or both, would constitute a material default under any such contract. All such contracts are valid and binding and in full force and effect; each of DBPC and MDC has complied with the provisions of its contracts in all material respects and no notice of a claimed breach has been received by either of DBPC or MDC, as applicable. The Merger and the consummation by each of DBPC and MDC of the transactions herein contemplated will not conflict with, or result in a breach, violation, termination or modification of, any of the terms of any contract, agreement or other instrument to which either of DBPC or MDC, as applicable, is a Party or by which either of DBPC or MDC, as applicable, or any of its properties is or may be bound, or constitute a default thereunder which would prevent or interfere with the Merger or the consummation of the transactions herein contemplated. All of such contracts are assignable to, or assumable by, MBAC as a result of the Merger pursuant to Section 1701.82 of the OGCL subject to obtaining, where required, consents to assignment.

               (b) SCOPE. Except as set forth in SCHEDULE 3.12, neither DBPC nor MDC is party to or bound by any contract which involves, or is reasonably likely to involve, the expenditure or receipt (other than for purchase orders) by either of DBPC or MDC, as applicable, after the date of the Interim Financial Statements of more than $100,000. The legal enforceability after the Closing Date by each of DBPC and MDC of their respective contracts will not be effected in any material respect by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.


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Agreement and Plan of Reorganization
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               (c)  NORMALITY. No purchase commitment of either of DBPC or MDC, or by which either of DBPC or MDC is bound, is in excess of the normal, ordinary and usual requirements of their respective Business or is at an excessive price.

               (d) AFFILIATED AGREEMENTS. Except as set forth in SCHEDULE 3.12, (which includes agreements as among DBPC, MDC and the Stockholders which will be terminated at Closing) neither DBPC nor MDC is a Party to or bound by (i) any contract (other than this Agreement) with the Stockholders or former shareholders or any Person known to either of DBPC or MDC to be an Affiliate or Associate of a Stockholder or former shareholder, (ii) any contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, dealers, or employee lessors that are not cancelable by either of DBPC or MDC at will without liability, penalty or premium, (iii) any contract providing for the payment of any bonus or commission based on sales or earnings, (iv) any contract that contains any severance or termination or change in control pay liability or obligation,
(v) any contract for the purchase or sale of any security (other than this Agreement), (vi) any contract for the borrowing of money (or guarantee of indebtedness), (vii) any contract for leasing personal property which requires annual payments in excess of $5,000 or the term of any of which exceeds one (1) year, (viii) any contract relating to express product or service warranties, (ix) any contract containing a covenant not to compete by either of DBPC or MDC, as applicable, or the Stockholders, (x) any contract granting a Lien, security interest or other material encumbrance on any property or assets of either of DBPC or MDC, as applicable, or on their respective assets, (xi) any contract providing for exclusive purchases by or from either of DBPC or MDC, as applicable, or containing a requirement purchase obligation, (xii) any contract providing for administration, service, utilization review, adjustment, claims management or similar functions relating to insurance, litigation or Plans of either of DBPC or MDC, as applicable, or (xiii) any contract for the sale of any of the assets, property or rights of either of DBPC or MDC, as applicable, outside of the ordinary course of business, except as contemplated by this Agreement.

               (e) POWER OF ATTORNEY. Neither DBPC, MDC nor any director, officer or Stockholder of DBPC or MDC has given any power of attorney (whether revocable or irrevocable) to any Person relating to either of DBPC or MDC, as applicable, or their respective Business that is or may hereafter be in force for any purpose whatsoever.

               (f) PENSION OBLIGATION. Except as set forth in SCHEDULE 3.16B, neither DBPC or MDC is paying, nor has DBPC or MDC, as applicable, any obligation to pay, any pension, deferred compensation or retirement allowance to any Person.

     True, complete and correct copies of each of the contracts set forth in
SCHEDULE 3.12 or expressly referred to in the notes to the Financial Statements have heretofore been made available to MCSC by DBPC and MDC.


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Agreement and Plan of Reorganization
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          3.13 ASSETS; INVENTORY.  All of the material properties and material assets used in the respective Business of DBPC and MDC are workable and useable in the ordinary course of business and are suitable for the uses for which they were intended and are used. The inventory of each of DBPC and MDC reflected in the Financial Statements, after giving effect to all adjustments thereon, has been acquired in the ordinary course of business and has been and will be reflected on the books of each of DBPC and MDC in accordance with GAAP, consistently applied. The inventory reflected in the Financial Statements, after giving effect to all reserves and adjustments thereon consists of items of a quality and quantity useable and saleable in the normal course of business without discount at usual and customary prices. The level of the inventory as of the Closing Date will be reasonable in light of each of DBPC's and MDC's business prospects. Neither DBPC, MDC nor the Stockholders know of any material adverse condition affecting either DBPC's or MDC's, ability to obtain inventory in the future in the quality and quantity as now being obtained.

          3.14 CUSTOMERS AND VENDORS. Except as set forth in SCHEDULE 3.14, neither DBPC nor MDC has received any notice that, and neither DBPC, MDC nor any Stockholder has been informed by any vendor or customer that, any vendor or any customer of either of DBPC or MDC, as applicable, does not plan to continue to do business with MBAC, or plans to reduce its sales to or volume of orders from MBAC or will not do business on substantially the same terms and conditions with MBAC subsequent to the Closing Date as such vendor or customer did with either of DBPC or MDC, as applicable, before such date. Neither DBPC, MDC nor the Stockholders will take any action to influence its customers or vendors to change or reduce their volume of business activity with MBAC after the Closing Date.

          3.15 TAXES. Except for Taxes which are being contested in good faith by appropriate proceedings and are listed on SCHEDULE 3.15 and except for Taxes which are accrued on the balance sheets which are part of the Financial Statements and except as otherwise listed on SCHEDULE 3.15, each of DBPC and MDC, as applicable, has paid all Taxes required to be paid by it through the date hereof and will do so through the Closing Date. Except as set forth on
SCHEDULE 3.15, each of DBPC and MDC, as applicable, has timely filed all returns, reports and other documents and furnished all information required or requested by any federal, state or local governmental agency with respect to its respective Business or properties (except for tax returns not yet due), and all such returns, reports and other documents and all such information are true, correct and complete in all material respects. No audit of any of the foregoing is in progress, and no extension of time with respect to the date of filing of any of the foregoing is in force, and no deficiencies or other additions to any of the Taxes, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date of this Agreement have been proposed, other than as set forth on SCHEDULE 3.15. No waiver or agreement by either of DBPC or MDC, as applicable, is in force for the extension of time for the assessment or payment of any of the Taxes. All deficiencies or other additions to any of the Taxes, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date hereof have been timely paid when due prior to the date hereof or have


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Agreement and Plan of Reorganization
Page 32

been assumed on the balance sheets which are a part of the DBPC or the MDC Financial Statements. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, value added, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States, the State of Ohio, any other state, or any municipality, or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

          3.16 EMPLOYEES; BENEFIT PLANS.

               (a) EMPLOYEES. The names of all officers, directors and employees (including leased employees) of each of DBPC and MDC, as applicable, together with their respective wage rates and rates of total compensation have been provided to MCSC. Each of DBPC and MDC, as applicable, has paid in full, or will do so prior to the Closing Date, to its employees (and to any employee lessor), agents and contractors all wages, salaries, commissions, bonuses and other direct compensation which is due and payable as of the date of this Agreement and is due for all services performed by them, except for commissions due and payable in the ordinary course of business. SCHEDULE 3.16A sets forth a summary of all material grievances, claims, actions, suits, proceedings, arbitrations, investigations or inquiries in connection with or relating to employment practices of each of DBPC and MDC, as applicable, under applicable law instituted or threatened within the past five (5) years or currently pending by or against each of DBPC and MDC, as applicable. Except as set forth in
SCHEDULE 3.16A, at the Closing, neither DBPC nor MDC, as applicable, is or will be liable for any severance pay or other payments on account of termination of present or former employees (including leased employees), nor will any severance payments or other payments (including employee lease termination or penalty payments, unemployment compensation, "golden parachute" or otherwise) become payable at or after the Closing as a consequence of the transactions contemplated herein. Each of DBPC and MDC, as applicable, has complied in all material respects with all applicable federal and state laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining, discrimination and civil rights and the withholding and payment of social security and similar taxes and is not, to the knowledge and belief of DBPC, MDC or the Stockholders after due inquiry, liable for any arrears, wages or any such taxes or penalties for failure to comply with any of the foregoing. There is no labor strike, dispute, slowdown, stoppage or lockout pending or threatened against or affecting either of DBPC or MDC, as applicable. No representation question exists respecting the employees or any strike, work stoppage or other labor difficulty with respect to either of DBPC or MDC. There are no unfair labor practice charges, complaints or proceedings pending or, to the knowledge and belief of DBPC, MDC or the Stockholders, threatened against or involving either of DBPC or MDC, as applicable; there are no claims, complaints or proceedings involving breach of contract, tortious interference with contract rights, violation of any State's unfair competition or unfair trade practice or trade secret


                                          32
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Agreement and Plan of Reorganization
Page 33

statute; there is no organizing activity involving either of DBPC or MDC, as applicable, pending or, to the knowledge and belief of DBPC, MDC or the Stockholders, threatened by a labor union or group of employees; there are no representation proceedings pending with the National Labor Relations Board and no labor oganization or group of employees has made a demand for recognition. Neither of DBPC nor MDC is subject to any collective bargaining agreement. Except as set forth in SCHEDULE 3.16A, neither of DBPC nor MDC has had any material layoffs or recalls during the past ten (10) years. SCHEDULE 3.16A sets forth DBPC's paid time off policy.

               (b) BENEFIT PLANS. As of the Closing Date: (i) all "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Security Act of 1975, as amended ("ERISA") including any pension, retirement or welfare agreements (whether oral or written, formal or informal) or employee benefit plans or "multi-employer plan," as defined in Section 4001(a)(3) of ERISA (a "Multi-employer Plan,") or any other employee benefit arrangements or payroll practices (whether or not qualified for Federal income tax purposes, whether or not funded, whether formal or informal, whether for the benefit of a single individual or more than one individual and whether for the benefit of current or former employees or their beneficiaries), including, without limitation, severance, pension, retirement, profit sharing, deferred compensation, stock purchase, stock option, restricted stock, stock appreciation rights, incentive, bonus or other similar plans, hospitalization, medical, vision, dental or other health plans, sick leave, vacation pay, salary continuation for disability, consulting or other compensation arrangements (the "Plans") maintained, or contributed to, by either of DBPC or MDC, as applicable, or any trade or business (whether or not incorporated) which is under common control with either of DBPC or MDC, as applicable, or is treated as a single employer ("ERISA Affiliate") under Section 414(b), (c), (m) or (o) of the Code are set forth on
SCHEDULE 3.16B; (ii) each Plan which is subject to applicable provisions of ERISA and the Code is in compliance in all material respects with the applicable provisions of ERISA and the Code, including the filing of reports thereunder, and with respect to each Plan all required contributions and benefits have been paid when due in accordance with the provisions of each such Plan and the applicable provisions of ERISA; (iii) no Plan has been terminated with any outstanding liability; and (iv) neither DBPC, MDC, nor any ERISA Affiliate of either has incurred or reasonably expects to incur any partial or complete withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multi-employer Plan. With respect to all Plans which are pension plans, as defined in Section 3(2) of ERISA, other than plans intended to be taxed-qualified under Section 401(a) of the Code, as of the Closing Date, the present value of the liabilities for participants thereunder using Pension Benefit Guaranty Corporation interest assumptions does not exceed, as of the Closing Date, the assets of the Plans. Except as set forth on Schedule 3.16B, as of the Closing Date, no Plan which is a "welfare plan," as defined in Section 3(1) of ERISA, provides for continuing benefits or coverage for any participant or beneficiary of a participant after1 such participant's termination of employment (except as may be required by Section 490B of the Code and at the sole expense of the participant or the beneficiary of the participant). With respect to all Plans which are welfare plans, as defined in Section 3(1) of ERISA, providing


                                          33
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Agreement and Plan of Reorganization
Page 34

retiree benefits, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $0. Each of DBPC and MDC and each ERISA Affiliate thereof has complied with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. The execution and delivery of this Agreement and the consummation of the transactions thereby will not result in the acceleration of the time of payment or vesting of Plan benefits.

          3.17 INSURANCE. SCHEDULE 3.17 sets forth all policies or binders of fire, liability, worker's compensation, vehicular, disability, employee liability, business interruption, product liability, health, or other insurance (including medical self-insurance) held by DBPC and MDC relating to, on behalf of or covering the Business of each of DBPC and MDC, as applicable, (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000.00). Such policies and binders are in full force and effect. Neither DBPC nor MDC is in default with respect to any material provision contained in any such policy or binder which could result in termination of coverage or any penalty, and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on SCHEDULE 3.17, there are no outstanding unpaid claims under any such policy or binder. Neither DBPC nor MDC has received a notice of cancellation or non-renewal of any such policy or binder. Neither DBPC, MDC nor any Stockholder has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. SCHEDULE 3.17 also sets forth each of DBPC's and MDC's loss experience for the last three (3) years relating to product liability, worker's compensation and property damage coverage.

          3.18 SUBSIDIARIES; COMPETING INTERESTS. Neither DBPC nor MDC directly or indirectly, own any capital stock or other equity securities of any corporation, limited liability company, partnership, association, trust, joint venture or other entity or business or have any direct or indirect equity, partnership or other ownership interest in any business except for stock of companies publicly traded on the New York or American Stock Exchange or the Nasdaq Stock Market, not to exceed 5% of the total outstanding shares of such companies. Excluding stock of publicly traded companies referred to in the preceding sentence, neither DBPC, MDC nor the Stockholders have any interest, directly or indirectly, in any corporation, partnership, association, proprietorship, or any other entity or business which is engaged in a similar business, or is a competitor of, or a vendor to or customer of, either of DBPC or MDC.

          3.19 NO PENDING TRANSACTIONS. Except for the transactions contemplated by this Agreement, neither DBPC nor MDC is a party to or bound by or the subject of any agreement, undertaking or commitment to: (i) merge or consolidate with, or acquire all or substantially all of the property and assets of, any other Person which would in any way affect the Business of either of DBPC or MDC, as applicable; or, (ii) sell, lease or exchange all or substantially all of either DBPC's or MDC's property and assets to any other corporation or Person or enter into any other transaction


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Agreement and Plan of Reorganization
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which would in any way materially and adversely affect the Business or prospects of either of DBPC or MDC, as applicable, or affect the Merger or the transactions contemplated hereby.

          3.20 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of either of DBPC or MDC or the Stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto in connection with any of the transactions contemplated herein. Each Stockholder hereby indemnifies and holds MCSC and MBAC harmless for any cost, expense or damage relating to the fee to said broker.

          3.21 REPRESENTATIONS REGARDING THE COMMON STOCK. Each of the Stockholders represents, certifies and warrants to MCSC and MBAC that:

               (a) they are "accredited investors" as defined by Regulation D promulgated under the Securities Act;

               (b) they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the New MCSC Shares. The Stockholders have received the MCSC 1997 Annual Report to Stockholders, the proxy statement for the 1998 Annual Meeting of Stockholders, the Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the quarter ended June 30, 1998 (the "SEC Reports"). The Stockholders recognize that acquisition of the New MCSC Shares involves certain risks and have taken full cognizance of and understand such risks. In deciding whether to acquire the New MCSC Shares pursuant to this Agreement, the Stockholders have weighed these risks against any perceived benefits of owning the New MCSC Shares;

               (c) the Stockholders have had the opportunity to perform such due diligence regarding MCSC as they have deemed necessary and to ask questions of, and receive answers from, management of MCSC and have sought and received such accounting, legal and tax advice as the Stockholders have considered necessary to make an informed investment decision with respect to the New MCSC Shares;

               (d) the Stockholders are aware that no federal or state agency has made any finding or determination as to the fairness of the New MCSC Shares nor has any agency made any recommendation or endorsement of the New MCSC Shares;

               (e) during the last five years, none of the Stockholders has been:

                    (i) convicted of nor pleaded nolo contendere to any felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the Securities and Exchange Commission ("SEC") or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to,


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Agreement and Plan of Reorganization
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forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft;

                    (ii) subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary restraining or enjoining, or are subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator;

                    (iii) subject to a United States Postal Service false representation order; or

                    (iv) subject to any state administrative order entered by a state securities administrator in which fraud or deceit was found;

               (f) except as set forth in Sections 2.3(c)(i), 2.3(c)(ii), 2.3(c)(ix), 3.21(g) and 6.7: (a) the Stockholders are acquiring the New MCSC Shares for their own account and not with a view to resale or distribution and
(b) no agreements, arrangements or understandings exist with respect to the transfer, sale, voting or disposition of such securities;

               (g) the Stockholders understand that stop transfer instructions relating to the MCSC Common Stock will be placed in MCSC's stock register and that the certificates representing New MCSC Shares will bear legends which shall read:

          "The shares of Common Stock represented by this certificate have been issued pursuant to a claim of exemption from the registration or qualification requirements of federal and state securities laws and may not be sold or transferred without registration or qualification or otherwise except pursuant to an applicable exemption therefrom as evidenced by an opinion of counsel satisfactory to the issuer hereof."

          "Except with the prior written consent of Miami Computer Supply Corporation, the shares of Common Stock represented by this certificate may not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until [THE DATE WHICH IS 366 DAYS AFTER THE CLOSING DATE], except that the holder hereof may sell, gift or transfer such shares during such period only to other DBPC or MDC Stockholders and/or to members of his or her Immediate Family (as defined in Section 2.3(c) of that certain Stock Purchase and Sale and Agreement and Plan of Reorganization by and among Miami


                                          36
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Agreement and Plan of Reorganization
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          Computer Supply Corporation, MCSC Buckeye Acquisition
          Corporation, Dreher Business Products Corporation, Matrix Data Corporation and the Named Stockholders dated November __, 1998) and/or trusts for the benefit of such Named Stockholders' family members, provided that any such transfer must comply with applicable federal and state securities laws and regulations as evidenced by an opinion of counsel to the transferor satisfactory to MCSC addressed to such Stockholder and to MCSC (upon which MCSC and its registrar and transfer agent may rely) and received by MCSC prior to such transfer."

               (h) the Stockholders realize that (i) the acquisition of the New MCSC Shares is a long-term investment; (ii) the Stockholders must bear the economic risk of such investment until the restrictive Holding Period expires and because the New MCSC Shares have not been registered under the Securities Act or any similar state law, they cannot be sold unless so registered or an exemption from registration is available; and

               (i) the Stockholders believe that an investment in the New MCSC Shares is suitable for them based upon their investment objectives and financial needs and the Stockholders have adequate means of providing for their current financial needs and have no need for liquidity of their investment with respect to the New MCSC Shares.

          3.22 OWNERSHIP OF MCSC COMMON STOCK. Except as set forth in SCHEDULE 3.22, as of the date hereof, neither DBPC, MDC nor any Stockholder nor any of their Affiliates or Associates, (i) beneficially own, directly or indirectly, or
(ii) except with respect to this Agreement, are Parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of MCSC Common Stock.

          3.23 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 3.23, other than this Agreement, neither DBPC nor MDC is bound by or a party to any contract with, does business with or has any obligations or liabilities to any Stockholder or any Affiliate or Associate of any Stockholder. As used in this Agreement, an "Affiliate" of, or a Person "Affiliated" with, a specified person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. Moreover, as used in this Agreement, the term "Associate" used to indicate a relationship with any Person, means: (a) any corporation or organization (other than either of DBPC or MDC, as applicable) of which such Person is an officer, director, or partner, or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the


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Agreement and Plan of Reorganization
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same home as such Person or who is a director or officer of the corporation or organization or any of its parents or subsidiaries.

          3.24 BANK ACCOUNTS. SCHEDULE 3.24 sets forth the names and locations of all banks or other financial institutions in which DBPC or MDC has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto. At the Closing, each of DBPC and MDC, as applicable, will deliver to MBAC copies of all records (the delivery of which shall be effective if such records are located at the Premises), including all signature or authorization cards pertaining to such bank accounts and safe deposit boxes and will, as promptly as possible at or after the Closing, assign such authorization to MBAC or MCSC and provide evidence satisfactory to MBAC and MCSC that such assignment will be effective immediately subsequent to the Closing and, at such time, no Stockholder or Person determined by MBAC or MCSC to be unauthorized shall have the authority to access such accounts or safe deposit boxes or draw on such accounts.

          3.25 UPDATING OF SCHEDULES. To and including the Closing Date, each of DBPC, MDC and the Stockholders shall notify MCSC and MBAC of any changes, additions or events which may cause any material change in or addition to any Schedules delivered by them under this Agreement, promptly after the occurrence of same and no later than the Closing Date by delivery of updates of all Schedules, including future quarterly and annual Financial Statements.

          3.26 CORRECT INFORMATION. All representations, warranties, covenants, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to MCSC and/or MBAC by or on behalf of each of DBPC and MDC, as applicable, or the Stockholders in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects. Without limiting the specificity of such representations or warranties made in this Agreement or information furnished pursuant hereto to MCSC or MBAC, neither DBPC nor MDC nor any of the Stockholders has failed to disclose to MCSC or MBAC any facts material to the Business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of either DBPC or MDC. The representations set forth in this Article 3.0 do not contain any untrue statements of material fact nor omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

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Agreement and Plan of Reorganization
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          ARTICLE 4.0  REPRESENTATIONS AND WARRANTIES OF MCSC.

               MCSC hereby represents and warrants to each of DBPC and MDC as follows:

                              4.1  STRUCTURE; STATUS.

                    (a) MCSC.

                         (i)  The authorized capital stock of MCSC consists of
30,000,000 shares of MCSC Common Stock and 5,000,000 shares of MCSC preferred stock, no par value par share ("MCSC Preferred Stock"). As of November 11, 1998, there were 11,235,607 shares of MCSC Common Stock issued and outstanding, and there were no shares of MCSC Preferred Stock issued and outstanding. All outstanding shares of MCSC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of MCSC Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of MCSC, except for (A) shares of MCSC Common Stock issuable pursuant to the MCSC 1996 Stock Option Plan, the MCSC Non-Employee Directors Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Payroll Deduction Stock Purchase Plan and the MCSC 401(k) Plan, (B) the obligation of MCSC to issue shares of MCSC Common Stock to the former Stockholders of Data Associates, Inc., Software Showcase, Inc., TBS Printware Corporation, Electronic Image Systems, Inc., Consolidated Media Systems, Inc., Optical Express Computer Supplies, Inc., Jack Kelly and Associates, Inc. and The J.O.S. Corporation, and (C) by virtue of this Agreement and (D) pursuant to certain agreements to acquire the stock or assets of other entities.

                         (ii) MCSC is a corporation duly organized, validly
existing and in good standing under the laws of the State of Ohio, has full power and authority to carry on its businesses as it is now conducted and to own, lease and operate the property and assets that it now owns, leases and operates and to execute and deliver this Agreement and to perform the transactions contemplated hereby.

                    (b) MBAC.

                         (i) At the Closing Date, the authorized capital stock
of MBAC will consist of one thousand (1,000) shares of MBAC common stock, no par value per share ("MBAC Common Stock"), all of which shares will be issued and outstanding and owned beneficially and of record by MCSC. At the Closing Date, all outstanding shares of MBAC Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and none of the outstanding shares of MBAC Common Stock will have been issued in violation of the preemptive rights of any person, firm or entity. As of the Closing Date, there will be no Rights authorized, issued or outstanding with respect to the capital stock of MBAC.

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Agreement and Plan of Reorganization
Page 40

                         (ii) MBAC will, at the Closing Date, be a corporation
duly organized, validly existing and in good standing under the laws of the State of Ohio, will have the full power and authority to execute and deliver this Agreement and to enter into the Merger and perform the transactions contemplated hereby.

               4.2 AUTHORITY; NO CONFLICT. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by MCSC and MBAC have been or will be duly and effectively authorized by all necessary corporate action of MCSC and MBAC, respectively, and this Agreement is and will be a valid and legally binding obligation of MCSC and MBAC, respectively, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Boards of Directors of MCSC and MBAC will be delivered to each of DBPC and MDC, and such copies will be complete and correct and such resolutions will be in full force and effect on the date thereof. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by MCSC and MBAC will not: (i) except for the notification of and termination of the waiting period or non-disapproval by, the Federal Trade Commission and the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 14 U.S.C. 18A, as added by Section 201 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (if deemed necessary thereunder) and, if required by law or the rules of the Nasdaq Stock Market or the National Association of Securities Dealers, Inc., the vote of the stockholders of MCSC, require the approval or consent of any governmental or regulatory body, except for compliance with applicable federal and state ("blue sky") securities laws in connection with the issuance of the New MCSC Shares pursuant to this Agreement and the filing of Articles of Merger with the Secretary of State of the State of Ohio pursuant to Sections 1701.78 and 1701.81 of the OGCL; (ii) require the approval or consent of any other person or entity except for the approval of the Merger by MCSC as the sole stockholder of MBAC and, if deemed necessary or appropriate by MCSC, the consent of the stockholders of MCSC; (iii) violate any provision of MCSC's or MBAC's Articles of Incorporation or Code of Regulations; or (iv) violate any statute, law or regulation as such statute, law or regulation relates to MCSC or MBAC.

               4.3 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of MCSC or MBAC is, or will be, entitled to any commission or broker's or finder's fees from MCSC or MBAC hereto in connection with any of the transactions contemplated herein. MCSC hereby indemnifies and holds DBPC, MDC and the Stockholders harmless for any cost, expense or damage relating to the fee to said broker.

               4.4 LITIGATION; ORDERS. Except as set forth on Schedule 4.4, there are no claims, actions, suits, or proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of MCSC, threatened, at law or in equity or before or by any federal, state,

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Agreement and Plan of Reorganization
Page 41

local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against MCSC which restrains or prohibits or which may restrain or prohibit or otherwise affect, the consummation of the transactions contemplated hereby.

               4.5 AUTHORIZED MCSC COMMON STOCK. MCSC has sufficient authorized shares of common stock in order to issue the MCSC Common Stock to the Stockholders at the Closing. The MCSC Common Stock to be issued to the Stockholders pursuant to Section 2.3(b) hereof shall, on the Closing Date, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens of MCSC. As of the date hereof and the Closing Date, the MCSC Common Stock is and will be qualified and listed on the Nasdaq National Market System and MCSC knows of no restriction on the ability of the MCSC Common Stock to trade thereon, except for the restrictions set forth herein and those resulting from applicable law, regulation and the rules of the Nasdaq.

               4.6 ACCURACY AND COMPLETENESS OF REPORTS. MCSC has delivered to the Stockholders the SEC Reports. The SEC Reports do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

               4.7 SEE THE ATTACHMENT, INCORPORATED BY REFERENCE HEREIN.
          ARTICLE 5.0    COVENANTS.

               5.1 COVENANTS OF DBPC AND MDC. Except as contemplated by this Agreement or as expressly agreed to in writing by MCSC, during the period from the date of this Agreement to the Closing Date, each of DBPC and MDC will conduct its respective operations according to its ordinary and usual course of business consistent with past practice, will use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, vendors, employees, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, prior to the Closing Date, neither DBPC nor MDC will, without the prior written consent of MCSC:

                    (a) except for increases in compensation of certain key employees of DBPC as set forth in SCHEDULE 5.1A and except for any payments to the Stockholders and except in the ordinary course of business, make any other distributions (cash or otherwise) on or redeem or repurchase or otherwise acquire its capital stock, subdivide or reclassify their respective shares of capital stock, pay any bonus, increase the wages or salaries of their respective non-Stockholder employees, increase the fees to their respective directors, commit themselves to any new or renewed collective bargaining agreement or to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance,

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Agreement and Plan of Reorganization
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severance pay, retirement or other compensation or benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, to amend or make any payment or contribution (other than in the ordinary course of business and consistent with past practice) with respect to any of such plans or any of such agreements in existence on the date hereof except as may be required to comply with applicable law, notice of which shall be provided to MCSC;

                    (b) except in the ordinary course of business or as otherwise contemplated hereby purchase, dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any of its properties or assets or make any capital expenditure in excess of $5,000;

                    (c) except as otherwise contemplated hereby, enter into any other agreements, commitments or contracts which, individually or in the aggregate, are material to each of DBPC or MDC, individually, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of their respective business or operations;

                    (d) authorize, recommend, propose or announce an intention to authorize, recommend, propose, or enter into any agreement in principle or an agreement with respect to any merger, consolidation or business combination (except for this Agreement), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or enter into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary and usual course of business;

                    (e) except for an increase in DBPC's line of credit from KeyBank National Association from $5.0 million to $8.0 million, most or all of which will be drawn down prior to the Closing, incur or guarantee any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) material to either of DBPC or MDC, as applicable, or pay, discharge or satisfy any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown on their respective balance sheets as of September 30, 1998 in the Financial Statements and liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be affected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied;

                    (f) permit or allow its properties or assets, real, personal or mixed, tangible or intangible, to be mortgaged, pledged or subjected to any Lien, except for Permitted Liens;

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Agreement and Plan of Reorganization
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                    (g)  cancel any debts or claims except in the ordinary
course of business and consistent with past practice, or waive any rights of material value;

                    (h)  permit an Intellectual Property right to lapse;

                    (i) issue, grant or sell any shares of its capital stock or any equity interest or security, or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of its capital stock or any equity interest or security;

                    (j) make any change in any accounting principles, practices or methods, including the principles, practices or methods relating to calculation of reserves for receivables;

                    (k) pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any Stockholder or any of their respective Affiliates or Associates;

                    (i) enter into any lease or sub-lease of real property or material lease of personal property;

                    (m) terminate or amend, or fail to perform any of its obligations or cause any breach under, any contract set forth in SCHEDULE 3.12. Each of DBPC and MDC will use its best efforts to renew each of the contracts set forth on SCHEDULE 3.12 which is scheduled to terminate prior to the Closing Date;

                    (n) permit the insurance referred to in SCHEDULE 3.17 to lapse, expire, terminate or be canceled;

                    (o) violate in any material respect any laws, regulations, or orders applicable to each of DBPC and MDC and their respective properties, operations, Business and employees;

                    (p) amend its Articles of Incorporation or Bylaws except as may be required to terminate restrictions pertaining to the sale of the DBPC Common Stock and the MDC Common Stock; or

                    (q)  agree to do any of the foregoing.


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Agreement and Plan of Reorganization
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               5.2  NO SOLICITATION.  Neither DBPC, MDC nor any of the
Stockholders shall, and DBPC, MDC and the Stockholders shall use their best efforts to cause each of DBPC's and MDC's officers, directors, employees, agents, Affiliates and representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly,
(i) initiate contact with, solicit or encourage any inquiries or proposals by, or (ii) except as required by applicable law as advised in writing by counsel reasonably acceptable to MCSC, enter into any discussions or negotiations with, or disclose directly or indirectly any information not customarily disclosed concerning their respective Business and properties to, or afford any access to their respective properties, books and records to, any Person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of either of DBPC's or MDC's, as applicable, capital stock or a merger, consolidation, or sale of all or a substantial portion of the assets of either of DBPC or MDC, or any similar transaction. Each of DBPC and MDC will notify MCSC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. The foregoing restrictions on disclosures shall not apply to disclosures required to be made by any law, regulation or order of a court or governmental agency of competent jurisdiction; provided, however, before any disclosure is made either DBPC or MDC, as applicable, shall notify MCSC immediately of any such request for information and shall take all reasonable action to support any request or motion MCSC may make for confidential treatment or a protective order.

               5.3 STOCKHOLDER APPROVAL. Each of DBPC and MDC shall provide to its Stockholders certain information regarding this Agreement, the Merger, the transactions contemplated hereby and the MCSC Common Stock. The Board of Directors of each of DBPC and MDC has unanimously determined that this Agreement is advisable and in the best interests of the stockholders of each of DBPC and MDC and will (i) recommend to the Stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) use their best efforts to obtain the necessary approvals by the Stockholders of this Agreement, the Merger and the transactions contemplated hereby. The Stockholders shall, by virtue of their execution of this Agreement be deemed to have provided their written consent to the transactions contemplated hereby and to have waived any rights they may have under Ohio law to dissent therefrom and to seek the fair value of their shares of DBPC Common Stock or MDC Common Stock in cash pursuant to such law. As soon as practical after the execution of this Agreement, each of DBPC and MDC will take all steps necessary to obtain any other requisite written consent of the Stockholders, for the purpose of adopting and approving this Agreement, and the Merger and the transactions contemplated hereby and for such other purposes as may be necessary or desirable.

               5.4  ACCESS TO INFORMATION; CONFIDENTIALITY.

                    (a) ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Closing Date or the date of the termination of this Agreement, each of DBPC and


                                          44
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Agreement and Plan of Reorganization
Page 45

MDC, as applicable, shall provide to MCSC and its representatives full access to its premises, properties, equipment, books and records as are related to their respective Business and shall make its directors, officers, employees and agents available to confer with MCSC and its representatives; and during such period, each of DBPC and MDC, as applicable, shall: (i) disclose and make available to MCSC and its representatives all documents and records relating to the assets, properties, operations, obligations and liabilities of each of DBPC and MDC, as applicable, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees', and stockholders' meetings, organizational documents, material contracts, customer list and agreements, filings with and communications from any Governmental Authority, litigation files, accountants' work papers, plans or records relating to employees and any other business activities of each of DBPC and MDC, as applicable, as MCSC or its representatives may require; and (ii) promptly furnish to MCSC all other information concerning each of DBPC's and MDC's, as applicable, Business, properties and personnel as MCSC may request. During this period, MCSC may perform any review, analysis or testing that it, in its sole discretion, deems appropriate. MCSC will use its best efforts not to unduly interfere with the business operations of either of DBPC or MDC during such review. Throughout this period, each of DBPC and MDC, as applicable, will cause Mr. Neil Dreher and one or more other designated representatives to confer with MCSC's representatives on a regular and frequent basis and to report the general status of each of DBPC's and MDC's ongoing condition and operations. In addition, each of DBPC and MDC, as applicable, will permit MCSC to communicate with their respctive agents, customers and creditors. Each of DBPC and MDC, as applicable, will immediately notify MCSC of any material change in the ordinary course of their respective business or in the operations of its properties or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution, continuation or the threat of litigation involving either of DBPC or MDC or its Affiliates or affiliated persons and will keep MCSC fully informed of such events. The Stockholders hereby agree that, as of the date hereof, they will not buy or sell shares of MCSC Common Stock between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, and each of DBPC and MDC, as applicable, shall take appropriate precautions to prevent any other director, officer, employee, agent, Affiliate or Associate of the respective companies from trading the securities of MCSC if they obtain or possess knowledge of Confidential Information (as defined below) of MCSC.

                    (b) CONFIDENTIALITY. The Parties hereto will hold and will cause their respective employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process and then only with written notice prior to disclosure to the disclosing Party, all documents and information concerning the disclosing Party furnished to the receiving Party in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the receiving Party other than through a breach of a confidentiality agreement by a third Party; (ii) in the public domain through no fault of the receiving Party; or (iii) later lawfully acquired by the receiving Party from other sources) (the "Confidential Information"), will not use such Confidential


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Information except to evaluate and consummate the transactions contemplated herein (and, if the transactions contemplated herein are consummated, in the business of MCSC and the Surviving Corporation thereafter) and will not release or disclose the Confidential Information to any other person, except the receiving Party's auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) or lending authorities in connection with this Agreement (it being understood that such persons shall be informed by the receiving Party of the confidential nature of such information and shall be directed by the receiving Party to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of two (2) years from the date of termination of this Agreement, except to the extent the Confidential Information comes into the public domain through no fault of the receiving Party. If requested by the disclosing Party, the receiving Party will return to the disclosing Party, all physical materials furnished by the disclosing Party to the receiving Party or their respective agents, representatives or advisors and all copies thereof, in whatever medium, and all materials prepared by the receiving Party which evaluate or reflect the Confidential Information. It is understood that the receiving Party shall be deemed to have satisfied its obligation to hold the Confidential Information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. The disclosing Party will be entitled to equitable relief in the event of a breach by the receiving Party of the provisions contained in this Section 5.4(b), but such relief shall not limit the disclosing Party's remedies.

               5.5 CONSENTS; EFFORTS TO CONSUMMATE. Each of DBPC, MDC the Stockholders and MCSC will each use their respective best efforts to obtain consents of all third Parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement. Each of DBPC, MDC, the Stockholders and MCSC agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement and after the Closing Date thereof, the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated herein.

               5.6 PUBLIC ANNOUNCEMENTS. DBPC, MDC and MCSC will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or judicial or administrative process.

               5.7  INDEMNIFICATION.

                    (a) INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders, jointly and severally, agree to indemnify and hold MCSC and MBAC, and their respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the


                                          46
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"MCSC Group"), harmless against, and to reimburse MCSC Group for any Damage or
Tax imposed on or incurred by any of the MCSC Group (a "MCSC Loss") because of or arising from or related to or in connection with: (i) any breach of any of DBPC's, MDC's or the Stockholders' representations or warranties or any failure to perform or violation of any agreement or covenant on the part of DBPC, MDC or the Stockholders under this Agreement or under any other agreement referred to herein or contemplated hereby to which DBPC, MDC or the Stockholders is a signatory; (ii) any claims (other than claims by vendors which have been disclosed by DBPC or MDC as set forth in SCHEDULE 5.7) arising out of, relating to or in connection with the Business of DBPC or MDC, respectively, prior to, and including, the Closing Date (including without limitation any claims relating to the products and/or services sold by DBPC or MDC prior to and including the Closing Date or relating to the employment practices of DBPC or
MDC); (iii) any Damages or Tax caused by DBPC or MDC resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of DBPC, MDC or the Stockholders; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (b) INDEMNIFICATION BY MCSC. MCSC agrees to indemnify and hold DBPC, MDC and the Stockholders, and DBPC's and MDC's respective officers, directors, employees and agents and their respective heirs, personal representatives, successors and assigns (collectively, the "Stockholder Group"), harmless against, and to reimburse the Stockholder Group for any Damage or Tax imposed on or incurred by any of the Stockholder Group (a "Stockholder Loss") because of or arising from or related to or in connection with: (i) any breach of any of MCSC's representations or warranties or any failure to perform or violation of any agreement or covenant on the part of MCSC or MBAC under this Agreement or any other agreement referred to herein or contemplated hereby; (ii) any claims arising out of, or relating to or in connection with the business of MBAC or its Affiliates, successors or assigns subsequent to the Closing Date (including any claims relating to the products and/or services sold by MBAC after the Closing Date) except for claims resulting from the action or non-action of the Stockholders acting in their capacity as officers or employees of MBAC after the Closing Date; (iii) any Damage or Tax caused by MCSC resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes or to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of MBAC and/or MCSC after the Closing Date; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (c) LIMITATIONS ON INDEMNIFICATION. No indemnification payment shall be made by the Stockholders pursuant to this Agreement, until the amounts which the MCSC Group would otherwise be entitled to receive as indemnification aggregate at least $250,000.00 (the


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"Threshold Amount") and MCSC shall have been unable to recover such amounts from any applicable insurance MCSC or MBAC may have, at which time MCSC Group shall be entitled to receive payment of all such amounts in excess of the Threshold Amount. No indemnification payment shall be made by MCSC pursuant to this Agreement, until the amounts which the Stockholder Group would otherwise be entitled to receive as indemnification aggregate at least the Threshold Amount and the Stockholders shall have been unable to recover such amounts from any applicable insurance the Stockholders may have, at which time the Stockholder Group shall be entitled to receive payment of all such amounts in excess of the Threshold Amount. In no event shall the Stockholders or MCSC be liable to pay indemnification under Sections 5.7(a) or 5.7(b) in an amount greater than the product of the Final Adjusted Purchase Price, as defined in Section 2.3(b)(iii), times 0.5. As of the date of the execution of this Agreement by the respective Parties, each Party hereto represents to the other that as of such date, it has no intention to bring an action for indemnification against any other Party immediately subsequent to the Closing Date. This representation shall not, however, limit or restrict any Party's rights under Section 5.7 of this Agreement.

                    (d) NOTICE. The indemnified Party shall promptly notify the indemnifying Party of any claim that is reasonably likely to give rise to a claim for indemnification under this Agreement (a "Damage Claim") asserted by such Party or by a third Party, stating, to the extent known, with detailed specificity the nature and basis of the Damage Claim. The failure to give promptly any such notice shall not relieve the indemnifying Party from any liability hereunder with respect to the subject matter of any Damage Claim except to the extent that the indemnifying Party has actually been damaged by such failure. If the indemnifying Party shall have confirmed in writing its obligation to indemnify for any liability asserted in any Damage Claim, the indemnifying Party shall have, at its election, the right to compromise or defend such Damage Claim involving the assertion of liability by a third Party at the indemnifying Party's sole expense, through counsel chosen by it, provided that, in conducting such defense, settlement and compromise: (i) the indemnifying Party shall not permit to exist any lien, encumbrance or other adverse charge upon any asset or business of the indemnified Party; (ii) the indemnifying Party shall cause its counsel to consult with the indemnified Party and, if applicable, the indemnified Party's counsel and keep them fully advised of the progress of the defense, settlement and compromise; and (iii) the indemnifying Party shall promptly reimburse the indemnified Party for the full amount of any Damages resulting from such Damage Claim, as incurred, except to the extent otherwise provided herein. If the indemnifying Party is required hereunder or elects to conduct the defense of such Damage Claim, the indemnified Party shall cooperate with the indemnifying Party in connection therewith and shall be entitled to participate in the defense thereof and to appoint counsel for that purpose, except that the cost of any such participating counsel shall be solely for the account of the indemnified Party and the indemniying Party shall have no responsibility therefor unless: (i) the indemnifying Party shall have disputed its potential liability under the alleged Damage Claim or shall not have notified the indemnified Party that it will assume the defense of such Damage Claim and shall not have designated counsel reasonably acceptable to the indemnified Party within a reasonable time of the


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Agreement and Plan of Reorganization
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notice of such Damage Claim; or (ii) the named Parties to any proceeding with respect to such Damage Claim (including any impleaded Parties) include both the indemnified Party and the indemnifying Party and representation of both Parties by the same counsel would be, in the opinion of counsel selected by the indemnifying Party, inappropriate due to actual or potential differing interests between them. As long as the indemnifying Party is contesting any such Damage Claim in good faith in accordance with the foregoing requirements, the indemnified Party shall not pay or settle any such Damage Claim.
Notwithstanding the foregoing, the indemnified Party may pay or settle any such Damage Claim at any time, provided that the indemnified Party waives any right to indemnity therefor by the indemnifying Party.

                    (e) DEFENSE. In the event that the indemnifying Party fails within thirty (30) calendar days after the receipt of notice of such Damage Claim to notify the indemnified Party and to confirm in writing its obligation to indemnify for any liability in such Damage Claim, the indemnified Party shall have the right to defend, settle or compromise the Damage Claim in its discretion; provided, however, that the indemnifying Party shall have the right to participate in the defense of such Damage Claim at its own expense. The indemnifying Party shall promptly reimburse the indemnified Party for the full amount of any Damages resulting from such Damage Claim and any defense, settlement or compromise thereof and all reasonable related costs incurred by the indemnified Party, subject to the limitations set forth in Section 5.7(c).

                    (f) EXCLUSIVE REMEDY. The indemnification provisions in this Agreement shall preclude the exercise of any other rights or the pursuit of any other remedies for the breach of this Agreement or with respect to any misrepresentations or breaches of representations, warranties or covenants by either DBPC, MDC or the Stockholders, on the one hand, or MCSC or MBAC on the other hand, except for actions in equity to enforce Sections 5.2, 5.4(b), 5.8, 6.2, 6.3 and 6.4.

               5.8 EXISTENCE. The Stockholders, to the extent within their control, and each of DBPC and MDC will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect each of DBPC's and MDC's existence (corporate or otherwise), rights and franchises to the Closing Date.

               5.9 ARTICLES OF MERGER. Each of DBPC, MDC and MBAC shall, on or prior to the Closing Date, execute and file a plan of merger and Articles of Merger with the Secretary of State of the State of Ohio to effectuate the Merger and MBAC will file Articles of Amendment to the Articles of Incorporation of MBAC to change the corporate name of MBAC to "Dreher Business Products Corporation."

               5.10 HART-SCOTT-RODINO FILINGS. MCSC and DBPC and MDC shall jointly file a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the Federal Trade Commission and the Department of Justice with respect


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Page 50

to the transactions contemplated by this Agreement and shall comply fully with any requests of such Governmental Authorities within the prescribed periods of time for such response. The filing fees to be paid to such Governmental Authorities in conjunction with such filing shall be paid by MCSC.

          ARTICLE 6.0  GENERAL MATTERS.

               6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND RELATED AGREEMENTS. All of the terms, conditions, warranties, representations, covenants, indemnities and agreements contained in or made pursuant to this Agreement shall survive the Closing as set forth below, notwithstanding any investigation made by or knowledge of any of the Parties to this Agreement or any of their respective successors or assigns. Except as otherwise provided herein, the representations, warranties and continuing covenants to the extent not otherwise stated in this Agreement, shall survive the Closing for a period of three (3) years after the Closing Date of this Agreement, provided however that: (i) as to intentional misrepresentations or intentional breaches of this Agreement, such claims may be brought for a period of five (5) years from the date of actual discovery by the non-breaching party of each such intentional misrepresentation or breach; and (ii) in the case of claims relating to (w) Taxes, (x) fraud, (y) litigation, and (z) any Environmental Law, such claims may be brought until the date that the applicable statute of limitations has ended, after giving effect to all tolling periods or extensions to such applicable statutes of limitations available at, or imposed by, law or equity. All covenants of the Parties that are to be performed after Closing shall continue and expire in accordance with their respective terms. If at the end of any of such period or term, a claim has been asserted hereunder and still is pending or unresolved, such period or term shall continue to survive until the claim finally is terminated or otherwise resolved.

               6.2 COVENANT NOT TO DISCLOSE. The Stockholders hereby covenant and agree, that as the owners and operators of the Business of DBPC and MDC, as applicable, they possess certain data and knowledge of operations of the Business of DBPC and MDC, as applicable, which are proprietary in nature and confidential. The Stockholders covenant and agree that they will not, and will direct each director, officer, key employee, and legal or financial advisor of DBPC or MDC, as applicable, not to, at any time after the Closing, reveal, divulge or make known to any person (other than MCSC or MBAC) or use for their own account or for the account of any person, firm, corporation or other organization, any confidential or proprietary customer list, vendor list, sales method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by either of DBPC or MDC, as applicable, or any Business Know-How or other confidential or proprietary information whatsoever relating to either of DBPC or MDC, as applicable, or, whether or not obtained with the knowledge and permission of MCSC (exclusive of any information which at the time of disclosure is generally available to and known by the public or information which is required to be disclosed by administrative or judicial process of an agency or court of competent jurisdiction, other than as a result of any unauthorized disclosure by either of DBPC or MDC, as applicable, or the Stockholders). The Stockholders further covenant and agree that they shall not divulge any such


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Agreement and Plan of Reorganization
Page 51

confidential or proprietary information which they may acquire during any transition period in which they are employed or assist or consult with MCSC to facilitate the transfer and the continued success of the Business of DBPC or MDC, as applicable, and the Stockholders will hold such confidential and proprietary information in trust for the sole benefit of MCSC and its successors and assigns as set forth herein.

               6.3 NON-INTERFERENCE AGREEMENT. The Stockholders who will not be executing an employment or consulting agreement at the Closing will not, at any time after the Closing, directly or indirectly, for whatever reason, whether for their own account or for the account of any other Person: (i) engage in any activity which would compete with the business of MCSC or the Surviving Corporation in the market areas in which MCSC, DBPC and MDC now do business for a period of two (2) years from the Closing Date; (ii) interfere with any of DBPC, MDC, MBAC or MCSC's existing or potential contracts or relationships with any customer, Affiliate, employee, officer, director, supplier, vendor or any independent contractor whether the person is employed by or associated with DBPC, MDC, or with MCSC on the Closing Date or at any time thereafter; (iii) solicit or employ any of DBPC's, MDC's, MBAC's or MCSC's directors, officers or employees; or (iv) solicit or otherwise interfere with any existing or proposed contract between DBPC, MDC, MBAC or MCSC and any other Party whatsoever.

               6.4 USE OF DBPC'S AND MDC'S NAMES. Each of DBPC and MDC hereby agree that after the Closing the Surviving Corporation shall have the right to use either of their names ("Dreher Business Products Corporation" or "Matrix Data Corporation") as its corporate title and MCSC or the Surviving Corporation shall have the right to use such names or any derivation thereof on products sold by MCSC or the Surviving Corporation following the Closing Date.

               6.5  BENEFIT PLANS AND ARRANGEMENTS.

                    (a) PLAN PARTICIPATION. DBPC currently sponsors a 401(k)/Profit Sharing Plan. MCSC agrees to continue operating the DBPC Plan as a separate plan (provided it is legally permissible to do so and provided that it remains a "qualified" plan under the Code). In addition, MCSC agrees to continue to fund the DBPC plan in the same manner as it has historically been funded.

                    (b) EMPLOYMENT. On the Closing Date, all employees of DBPC and MDC as of the Effective Time shall become employees of the Surviving Corporation as of the Effective Time, provided that, except as set forth in
Section 6.5(c), below, neither MCSC nor the Surviving Corporation shall have any obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Surviving Corporation a right to continuing employment with the Surviving Corporation after the Effective Time.


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                    (c)  EMPLOYMENT AND CONSULTING AGREEMENTS.  On the Closing
Date, the Surviving Corporation and Messrs. Neil Dreher, James Haskell and Michael Trebilcock shall execute three (3) year employment agreements in the form as set forth as EXHIBITS A, B AND C, attached hereto and made a part hereof, which shall commence upon the Closing Date. In addition, on the Closing Date, the Surviving Corporation and Mr. Joseph Dreher shall execute a three (3) year consulting agreement in the form as set forth as Exhibit D, attached hereto and made a part hereof. The aggregate amount of the annual salaries to Messrs. Neil Dreher, Haskell and Trebilcock and the consulting payment to Mr. Joseph Dreher shall be, for the twelve (12) months immediately following the Closing Date, eight hundred thousand dollars ($800,000.00) and shall not be less than such aggregate amount annually, for the next succeeding twenty-four (24) months, subject to renegotiation between the Surviving Corporation and each such individual. Said employment agreements and consulting agreement shall be separate and independent from this Agreement and such employment agreements and consulting agreement shall stand alone and not be connected in their operation or with respect to the rights and remedies of the Parties thereto.

                    (d) EMPLOYEE OPTIONS. On the Closing Date, the Compensation Committee of the Board of Directors of MCSC shall grant to the non-executive employees of the Surviving Corporation, to be set forth in EXHIBIT E, to be attached hereto on or prior to the Closing Date and made a part hereof, options to purchase, in the aggregate, seventy-five thousand (75,000) shares of MCSC Common Stock, pursuant to the MCSC 1998 Stock Option Plan, which options shall have an exercise price equal to the fair market value of the MCSC Common Stock on the date of grant and shall vest in three (3) equal annual installments on the successive anniversary dates of the Closing.

               6.6 FAILURE TO FULFILL CONDITIONS. In the event that any of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other Party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the transactions contemplated by this Agreement by any Governmental Authority or third Party or which would otherwise prevent or materially delay completion of the said transactions.

               6.7 COMMON STOCK RESTRICTIONS. Except with the prior written consent of MCSC (or except as otherwise provided in Section 2.3(c)(i)), the New MCSC Shares to be delivered to the Stockholders at the Closing shall not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until the date which is 366 days after the Closing Date and all certificates representing such shares of Common Stock shall contain a legend to such effect, as set forth in Section 3.21(g).


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          ARTICLE 7.0  CONDITIONS TO OBLIGATIONS OF MCSC AND MBAC TO CONSUMMATE.

               The obligations of MCSC and MBAC to consummate the Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by MCSC and MBAC of each of the following conditions:

               7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of DBPC, MDC and the Stockholders contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               7.2 PERFORMANCE. DBPC, MDC and the Stockholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

               7.3 CONSENTS AND APPROVALS. All necessary consents and approvals of any Governmental Authority or any third Party required for consummation of the transactions contemplated by this Agreement shall have been obtained, and all waiting periods shall have expired or been terminated by the appropriate Governmental Authority.

               7.4 STOCKHOLDER APPROVAL. The Stockholders of DBPC and MDC, and, if deemed necessary or appropriate by MCSC, the stockholders of MCSC, and MCSC, as the sole stockholder of MBAC, shall have approved the Agreement by the vote required by applicable law after full disclosure of the terms and conditions of this Agreement and the transactions contemplated thereby.

               7.5 DELIVERY OF DOCUMENTS. At or before the Closing, DBPC and MDC and the Stockholders shall have executed and delivered to MCSC and MBAC certain documents, including, but not limited to: (i) certificates dated the Closing Date executed by the respective President and Secretary of each of DBPC and MDC and by the Stockholders evidencing compliance with the conditions set forth in this Article 7; (ii) the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of the DBPC Common Stock and the MDC Common Stock, duly endorsed in blank (or as required by MCSC); (iii) the plans of merger and Articles of Merger executed by a duly authorized officer of each of DBPC and MDC; (iv) the receipt of the indemnity agreement as set forth in Section 2.7(a) from Mr. Joseph Dreher and Mr. Neil Dreher; (v) the receipt for the delivery of the cash and the New MCSC Shares received at the Closing by the Stockholders; (vi) the opinions of McCarthy, Lebit, Crystal & Haiman Co., L.P.A, addressed to the Board of Directors of MCSC substantially in the form of EXHIBIT F to be attached hereto on or prior to December 1, 1998 in such form as previously agreed; and (vii) such other documents as MCSC or its counsel may reasonably require. All such documents shall be in form and substance


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satisfactory to MCSC.  DBPC, MDC and the Stockholders agree to use their best efforts to ensure that the conditions set forth herein are satisfied.

               7.6 NO LITIGATION. None of the Parties hereto shall be a Party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               7.7 NO MATERIAL CHANGE. No change, event, development or combination of developments shall have occurred which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse change in the Business, condition (financial or otherwise) or prospects of DBPC or MDC.

          ARTICLE 8.0 CONDITIONS TO OBLIGATIONS OF DBPC, MDC AND THE STOCKHOLDERS TO CONSUMMATE.

               The obligations of DBPC, MDC and the Stockholders to consummate this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by DBPC and the Stockholders of each of the following conditions:

               8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of MCSC contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               8.2 PERFORMANCE. MCSC and MBAC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing, and all waiting periods shall have expired or been terminated by the appropriate Governmental Authority.

               8.3 CONSENTS AND APPROVALS. All necessary consents and approvals of any Governmental Authority or any third Party required for consummation of the transactions contemplated by this Agreement, or otherwise required herein, shall have been obtained, and all waiting periods shall have expired or been terminated by the appropriate Governmental Authority.

               8.4 OFFICERS' CERTIFICATE. MCSC shall have delivered to the Constituent Corporations a certificate signed by a duly authorized officer, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 8.1, 8.2 and 8.3 of this Agreement.

               8.5 PAYMENT OF CASH AND THE NEW MCSC SHARES. Against receipt of the certificates representing 100% of the issued and outstanding shares of the DBPC Common Stock and


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of the MDC Common Stock, MCSC and MBAC shall have delivered to the Stockholders on the Closing Date the cash and the New MCSC Shares as set forth in Section 2.3(b) hereof.

               8.6 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed the Employment Agreements and the Consulting Agreement at the Closing in the form of EXHIBITS A, B, C AND D, attached hereto, and shall have executed Stock Option Agreements granting stock options as set forth in EXHIBIT E.

               8.7 NO LITIGATION. None of the Parties hereto shall be a Party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               8.8 DELIVERY OF DOCUMENTS. At or before the Closing, MCSC and MBAC shall execute and deliver to DBPC, MDC or the Stockholders all other documents contemplated by this Agreement and such other documents as DBPC or MDC or its counsel may reasonably require, including the opinion of Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to MCSC, addressed to the Boards of Directors of DBPC and MDC and to the Stockholders substantially in the form of EXHIBIT H, attached hereto.

          ARTICLE 9.0  TERMINATION.

               9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Stockholders of DBPC, MDC and, if required, the stockholders of MCSC:

                    (a) by mutual consent of the Boards of Directors of the MCSC, DBPC and MDC; or

                    (b) by either MCSC or DBPC and MDC if, without fault of such terminating Party, the Agreement shall not have been consummated on or before December 31, 1998, unless extended by mutual written consent; or

                    (c) by MCSC if any condition to its obligations as set forth in Article 7.0 shall become incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by MCSC in writing, or by DBPC and MDC if any of the conditions to the obligations of DBPC, MDC and the Stockholders set forth in Article 8.0 shall have become incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by DBPC in writing; provided that neither Party may terminate this Agreement hereunder if it is in material breach of any of its representations, warranties, covenants or agreements in this Agreement; or


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Agreement and Plan of Reorganization
Page 56

                    (d) by MCSC, in the event of a material deterioration of the Business or stock of DBPC or MDC, in MCSC's sole discretion; or

                    (e) by DBPC and MDC, in the event of a material deterioration of the business or price of the stock of MCSC as quoted on Nasdaq, in DBPC's sole discretion; or

                    (f) MCSC or DBPC and MDC upon a material breach of a representation or warranty by the other or the failure to perform any covenant or agreement contained herein, if such breach or failure to perform shall not have been cured within fifteen (15) calendar days after receipt by the breaching Party of notice of such breach from the non-breaching Party. Any termination by DBPC, MDC or the Stockholders shall be deemed a termination made by, and permitted by, all of such Parties.

               9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Agreement pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating Party to the non-terminating Parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties hereto. If this Agreement is terminated as provided herein, the obligations stated in this Section 9.2 and in Sections 5.4(b), 5.6, and 9.3 shall survive any such termination for the periods therein stated, if any. No termination of this Agreement under Section 9.1 for any reason or in any manner shall release, or be construed as so releasing, any Party hereto from any liability or damage to the other Party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, such Party's material breach, such Party's material default or such Party's failure in performance of any of its material covenants, agreements, duties or obligations arising hereunder.

               9.3 PAYMENT OF EXPENSES AND TERMINATION. Other than as expressly provided elsewhere in this Agreement, whether or not the Agreement shall be consummated, all costs and expenses incurred in connection with this Agreement will be paid by the Party incurring such expenses.

          ARTICLE 10.0  MISCELLANEOUS.

               10.1 FURTHER ASSURANCES. From time to time, and without further consideration, each of the Parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement, the Merger and the transactions referred to herein or contemplated hereby and to vest good, valid and marketable title to the assets transferred in connection herewith or reasonably requested by the other Party to perfect or evidence its rights hereunder. Each Party will promptly notify the other Party of any information delivered to or obtained by such Party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations, warranties or covenants of any of the Parties to this Agreement.


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Agreement and Plan of Reorganization
Page 57

               10.2 NOTICES. Any notices hereunder shall be deemed sufficiently given by one Party to another only if in writing and if and when delivered or tendered either in person or as of one (1) business day after sent by recognized overnight service for next day delivery, with all costs prepaid, or as of five
(5) business days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:

If to MCSC or MBAC:

               Miami Computer Supply Corporation
               4750 Hempstead Station Drive
               Dayton, Ohio  45492
               Attention:  Michael E. Peppel, President

and a copy to:

               Elias, Matz, Tiernan & Herrick L.L.P
               734 15th Street, N.W.
               12th Floor
               Washington, D.C.  20005
               Attention:  Jeffrey A. Koeppel, Esq.

If to DBPC:

               Dreher Business Products Corporation
               21555 Drake Road
               Strongsville, Ohio 44136
               Attention: Neil Dreher, President
and a copy to:

               McCarthy, Lebit, Crystal & Haiman Co., L.P.A.
               1800 Midland Building
               101 West Prospect Avenue
               Cleveland, Ohio 44115-1088
               Attention: Larry Crystal, Esq.

If to MDC:

               Matrix Data Corporation
               21555 Drake Road
               Strongsville, Ohio 44136
               Attention: Vivien Dreher, President


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Agreement and Plan of Reorganization
Page 58

and a copy to:

               McCarthy, Lebit, Crystal & Haiman Co., L.P.A.
               1800 Midland Building
               101 West Prospect Avenue
               Cleveland, Ohio 44115-1088
               Attention: Larry Crystal, Esq.

and a copy to the Stockholders whose names and address are set forth on SCHEDULE 1:

and a copy to:

               McCarthy, Lebit, Crystal & Haiman Co., L.P.A.
               1800 Midland Building
               101 West Prospect Avenue
               Cleveland, Ohio 44115-1088
               Attention: Larry Crystal, Esq.


or to such other address as the Party addressed shall have previously designated by written notice to the serving Party, given in accordance with this Section; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the Party to whom it is required or permitted to be given.

               10.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Ohio.

               10.4 SEVERABILITY. Should any term or provision or portion of such provision of this Agreement be invalid or unenforceable because of the scope thereof or the period covered thereby or otherwise, such term, provision or portion of such provision shall be deemed to be reduced and limited to enable MCSC or DBPC, MDC, the Stockholders or the Surviving Corporation to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.


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Agreement and Plan of Reorganization
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               10.5 ENTIRE AGREEMENT; AMENDMENT.  This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto) is intended by the Parties to and does constitute the entire agreement of the Parties with respect to the transactions contemplated by this Agreement. No other contract, agreement, instrument or document, including prior drafts of this Agreement, and no understandings or arrangements, written or oral, shall have any effect hereon and shall not be used to determine or interpret the meaning of this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties, including the Confidentiality Agreement by and between MCSC and DBPC dated July 30, 1998, the Confidentiality Agreement by and between MCSC and MDC dated November 3, 1998, the non-binding letter of intent by and between MCSC and DBPC dated September 21, 1998 and the non-binding letter of intent by and among MCSC and MDC dated as of September 21, 1998. If there is any question of interpretation or if there are or appear to be inconsistencies between this Agreement and any Schedule or Exhibit hereto, the terms of this Agreement shall govern. This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

               10.6 ASSIGNMENT, ETC. Except for the assignment of certain rights under this Agreement by MCSC to its wholly owned subsidiary MBAC, the rights and obligations of any of the Parties to this Agreement may not be assigned without the prior written consent of the other Parties to this Agreement, and any assignment made in violation of the foregoing shall be void and have no legal effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, assigns, heirs, executors and administrators, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the Parties hereto. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Party or Parties to this Agreement may require.

               10.7 STOCKHOLDERS' REPRESENTATIVE. The Stockholders hereby appoint Mr. Neil Dreher as the Stockholders' Representative (the "Stockholders' Representative"). The Stockholders' Representative shall have full authority to exercise (or refrain from exercising) all rights and powers of each Stockholder hereunder, and each Stockholder agrees to be bound by any and all actions taken by the Stockholders' Representative in his capacity as such, but only, if in each instance, he first obtains the consent of each of the other Stockholders. The action of the Stockholders' Representative shall be binding upon all Stockholders and MCSC and MBAC and others dealing with the Stockholders' Representative may rely upon actions and representations of


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Agreement and Plan of Reorganization
Page 60

the Stockholders' Representative, without investigation. The Stockholders agree to indemnify and hold the Stockholders' Representative harmless for all actions taken by him in such capacity.

               10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               10.9 TRANSFERS TO TRUSTS. The Stockholders are permitted, at any time prior to the Closing Date to transfer their DBPC Common Stock and/or MDC Common Stock to a trust with respect to which each such transferor shall be the trustee. Each such trust shall become a party to this Agreement in place of the Stockholder so transferring such shares and the consideration otherwise payable to such transferring Stockholder shall be payable to such trust. In the event of such transfer, however, it is hereby expressly acknowledged by the Parties hereto that any such transfer is merely to accommodate the personal financial needs of the Stockholders and shall be effective only to permit the payment of the Purchase Price to such trusts and the Stockholders shall remain personally and fully responsible, obligated and liable for all of their respective representations, warranties, covenants, indemnities and agreements hereunder.



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Agreement and Plan of Reorganization
Page 61

     IN WITNESS WHEREOF, MCSC, MBAC, DBPC, MDC and the Stockholders have caused this Agreement to be duly executed and delivered, by their respective authorized officers, on the date first above written.

                                   MIAMI COMPUTER SUPPLY CORPORATION

Witness:  /s/ Thomas C.  Winstel   By:  /s/ Michael E.  Peppel
          -----------------------       --------------------------------
          Thomas C. Winstel             Michael E. Peppel
          Secretary                     President and Chief Executive Officer

                                   MCSC BUCKEYE ACQUISITION
                                   CORPORATION
                                   (In Organization)

Witness:  /s/ Ira H.  Stanley      By:  /s/ Michael E.  Peppel
          -----------------------       --------------------------------
          Ira H.  Stanley               Michael E. Peppel
          Secretary                     President

                                   DREHER BUSINESS PRODUCTS
                                   CORPORATION

Witness:                           By:  /s/ Neil M.  Dreher
          -----------------------       --------------------------------
          Secretary                Neil M. Dreher
                                   President

                                   MATRIX DATA CORPORATION

Witness:                           By:  /s/ Vivien Ann Dreher
          -----------------------       --------------------------------
          Secretary                Vivien Ann Dreher (a.k.a. Ogrinc)
                                   President


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Agreement and Plan of Reorganization
Page 62

                                   STOCKHOLDERS:

Witness:                           By:  /s/ Joseph K.  Dreher, Jr.
          -----------------------       --------------------------------
                                        Joseph K. Dreher, Jr.

Witness:                           By:  /s/ Neil M.  Dreher
          -----------------------       --------------------------------
                                        Neil M. Dreher

Witness:                           By:  /s/ James S.  Haskell
          -----------------------       --------------------------------
                                        James S. Haskell

Witness:                           By:  /s/ Michael D. Trebilcock
          -----------------------       --------------------------------
                                        Michael D. Trebilcock


                                        THE RITA M. DREHER TRUST, AS AMENDED AND
                                        SUPPLEMENTED

Witness:                           By:  /s/ Joseph K.  Dreher, Jr.
          -----------------------       --------------------------------
                                        Joseph K. Dreher, Jr., Trustee

Witness:                                /s/ Vivien Ann Ogrinc
          -----------------------       --------------------------------
                                        Vivien Ann Ogrinc

Witness:                                /s/ Anna Kay Haskell
          -----------------------       --------------------------------
                                        Anna Kay Haskell

                                     SCHEDULE 1

                          THE STOCKHOLDERS OF DBPC AND MDC

                                                                                           DBPC                   MDC Common
                                                                    Tax ID             Common Stock                  Stock
                                                                      or
                                                                    Social                      Class B                    Class B
                                                                   Security      Class A           Non-    Class A          Non-
             Name                         Address                   Number        Voting         Voting     Voting          Voting
 -----------------------       ---------------------------          ------        ------         ------     ------          ------
 Joseph K.  Dreher, Jr.        2400 Wingedfoot Dr.               ###-##-####          215       - 0 -         - 0 -        - 0 -
                               Westlake, OH  44145

 Rita M.  Dreher Trust         c/o Joseph K.  Dreher, Jr.         34-5989809        - 0 -       2,295         - 0 -        - 0 -
                               2400 Wingedfoot Dr.
                               Westlake, OH 44145

 Neil M.  Dreher               23376 Wingedfoot Dr.              ###-##-####           40       - 0 -         - 0 -        - 0 -
                               Westlake, OH 44145

 James S.  Haskell             8505 Timber Trail                 ###-##-####          170       1,530         - 0 -        - 0 -
                               Brecksville, OH 44141

 Michael D.  Trebilcock        11006 Edgewater Dr.               ###-##-####        - 0 -         675         - 0 -        - 0 -
                               Cleveland, OH 44102                                  -----       -----         -----        -----

         TOTALS                                                                       425       4,500         - 0 -        - 0 -
                                                                                    -----       -----         -----        -----


 Vivien Ann Ogrinc             23376 Wingedfoot Dr.              ###-##-####        - 0 -       - 0 -            45          405
                               Westlake, OH 44145

 Anna Kay Haskell              8505 Timber Trail                 ###-##-####        - 0 -       - 0 -            30          270
                               Brecksville, OH 44141                                -----       -----         -----        -----

         TOTALS                                                                     - 0 -       - 0 -            75          675
                                                                                    -----       -----         -----        -----
         GRAND TOTALS



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Agreement and Plan of Reorganization
Page 64

                       ATTACHMENT TO STOCK PURCHASE AND SALE
                      AND AGREEMENT AND PLAN OF REORGANIZATION



          4.7 WAIVERS AND CONSENTS REGARDING MAINTENANCE PRICE. As of the Execution Date, MCSC is not required to obtain from its lenders or from any other entity (other than the SEC or other Governmental Authority) or person actually known to MCSC as of such date who has the ability to restrict or prohibit the payment of the Maintenance Price as referred to in Section 2.3(c)(ix), any waiver or consent to the payment of the Maintenance Price hereunder. MCSC hereby agrees to obtain a document in form and substance reasonably satisfactory to counsel to the Stockholders, waiving, consenting or not objecting to the payment of the Maintenance Price hereunder from any new lender to whom it may become obligated at any time before the end of the Maintenance Period, or in the alternative, to negotiate any new lending arrangement so that such new arrangement does not restrict or prohibit such payment. MCSC further agrees to use its best efforts to obtain a waiver or consent from any person known to MCSC who has the legal ability to restrict6 or prohibit MCSC from paying the Maintenance Price to a Requesting Stockholder during the Maintenance Period.


                                          64